Filed pursuant to Rule 424(b)(5)

Registration No. 333-223888

The information in this preliminary prospectus supplement is not complete and may be changed.

Subject to Completion, dated November 8, 2021

Prospectus Supplement

(to Prospectus dated April 6, 2018)

8,352,553 Shares

PLAYA HOTELS & RESORTS N.V.

Ordinary Shares

The selling shareholders (the “Selling Shareholders”) named in this prospectus supplement are offering 8,352,553 of our ordinary shares (“Ordinary Shares”). We will not receive any proceeds from the sale of our Ordinary Shares by the Selling Shareholders in this offering.

Our Ordinary Shares are traded on the Nasdaq Global Select Market under the symbol “PLYA.” On November 5, 2021, the last reported sales price of our Ordinary Shares was $8.90 per share.

Investing in our Ordinary Shares involves substantial risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and in the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this prospectus supplement and the accompanying prospectus to read about factors you should consider before making a decision to invest in our Ordinary Shares.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to the Selling Shareholders	$	$

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares against payment on or about November    , 2021.

BofA Securities

The date of this prospectus supplement is November     , 2021

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by us. We, the Selling Shareholders and the underwriter have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We, the Selling Shareholders and the underwriter are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us is accurate only as of the respective date of the relevant document or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise, in this prospectus supplement, we use the terms “the Company,” “Playa,” “our company,” “we,” “us,” “our” and similar references to refer to Playa Hotels & Resorts N.V., a Dutch public limited liability company (naamloze vennootschap), and, where appropriate, its subsidiaries.

i

PROSPECTUS SUPPLEMENT SUMMARY

The following summary may not contain all of the information that is important to you in making a decision to invest in our Ordinary Shares. Before making an investment decision, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors” and the information in reports filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Overview

Playa is a leading owner, operator and developer of all-inclusive resorts in prime beachfront locations in popular vacation destinations in Mexico and the Caribbean. As of September 30, 2021, we owned and/or managed a total portfolio consisting of 22 resorts (8,366 rooms) located in Mexico, Jamaica, and the Dominican Republic. In Mexico, Playa owns and manages Hyatt Zilara Cancún, Hyatt Ziva Cancún, Panama Jack Resorts Cancún, Panama Jack Resorts Playa del Carmen, Hilton Playa del Carmen All- Inclusive Resort, Hyatt Ziva Puerto Vallarta and Hyatt Ziva Los Cabos. In Jamaica, Playa owns and manages Hyatt Zilara Rose Hall, Hyatt Ziva Rose Hall, Hilton Rose Hall Resort & Spa, Jewel Grande Montego Bay Resort & Spa, and Jewel Paradise Cove Beach Resort & Spa. In the Dominican Republic, Playa owns and manages the Hilton La Romana All-Inclusive Family Resort, the Hilton La Romana All-Inclusive Adult Resort, Hyatt Zilara Cap Cana and Hyatt Ziva Cap Cana. Playa owns two resorts in the Dominican Republic that are managed by a third-party and manages five resorts on behalf of third-party owners. Playa leverages years of all- inclusive resort operating expertise and relationships with globally recognized hospitality brands to provide a best in class experience and exceptional value to our guests, while building a direct relationship to improve customer acquisition cost and drive repeat business.

We believe that the resorts we own and manage are among the finest all-inclusive resorts in the markets they serve. We believe that our resorts have a competitive advantage due to their location, brand affiliations, extensive amenities, scale and design. Our portfolio is comprised of all-inclusive resorts that share some combination of the following characteristics:

•	Prime beachfront locations;

•	Globally recognized U.S. brand partners;

•	Convenient air access from a number of North American and other international gateway markets;

•	Strategic locations in popular vacation destinations in countries with strong government commitments to tourism;

•	High quality physical condition; and

•	Capacity for further revenues and earnings growth through incremental renovation or repositioning opportunities.

Our all-inclusive resorts provide guests an attractive vacation experience that offers both compelling value and price certainty, while at the same time providing Playa more predictable revenue, expense and occupancy rates than traditional full-service hotel business models. Generally, all-inclusive guests book and pay further in advance, resulting in lower cancellation rates and incremental sales of upgrades, premium services and amenities not included in the all-inclusive package pricing.

Our Portfolio

The following table presents an overview of our resorts. The table below is organized by our four geographic business segments: the Yucatán Peninsula, the Pacific Coast, the Dominican Republic and Jamaica.

Name of Resort	Location	Brand and Type	Operator	Year Built; Significant Renovations	Rooms
Owned Resorts
Yucatán Peninsula
Hyatt Ziva Cancún	Cancún, Mexico	Hyatt Ziva (all ages)	Playa	1975; 1980; 1986; 2002; 2015	547
Hyatt Zilara Cancún	Cancún, Mexico	Hyatt Zilara (adults-only)	Playa	2006; 2009; 2013; 2017	310
Panama Jack Resorts Cancún	Cancún, Mexico	Panama Jack (all ages)	Playa	1985; 2009; 2017	458
Hilton Playa del Carmen All-Inclusive Resort	Playa del Carmen, Mexico	Hilton (adults-only)	Playa	2002; 2009; 2019	524
Panama Jack Resorts Playa del Carmen	Playa del Carmen, Mexico	Panama Jack (all ages)	Playa	1996; 2006; 2012; 2017	287
Pacific Coast
Hyatt Ziva Los Cabos	Cabo San Lucas, Mexico	Hyatt Ziva (all ages)	Playa	2007; 2009; 2015	591
Hyatt Ziva Puerto Vallarta	Puerto Vallarta, Mexico	Hyatt Ziva (all ages)	Playa	1969; 1990; 2002; 2009; 2014; 2017	335
Dominican Republic
Hilton La Romana All-Inclusive Resort	La Romana, Dominican Republic	Hilton (adults-only)	Playa	1997; 2008; 2019	356
Hilton La Romana All-Inclusive Resort	La Romana, Dominican Republic	Hilton (all ages)	Playa	1997; 2008; 2019	418
Dreams Palm Beach	Punta Cana, Dominican Republic	Dreams (all ages)	AMResorts	1994; 2008	500
Dreams Punta Cana	Punta Cana, Dominican Republic	Dreams (all ages)	AMResorts	2004	620
Hyatt Ziva Cap Cana	Cap Cana, Dominican Republic	Hyatt Ziva (all ages)	Playa	2019	375
Hyatt Zilara Cap Cana	Cap Cana, Dominican Republic	Hyatt Zilara (adults-only)	Playa	2019	375
Jamaica
Hyatt Ziva Rose Hall	Montego Bay, Jamaica	Hyatt Ziva (all ages)	Playa	2000; 2014; 2017	276
Hyatt Zilara Rose Hall	Montego Bay, Jamaica	Hyatt Zilara (adults-only)	Playa	2000; 2014; 2017	344
Hilton Rose Hall Resort & Spa	Montego Bay, Jamaica	Hilton (all ages)	Playa	1974; 2008; 2017	495
Jewel Paradise Cove Beach Resort & Spa	Runaway Bay, Jamaica	Jewel (adults-only)	Playa	2013	225
Jewel Grande Montego Bay Resort & Spa (1)	Montego Bay, Jamaica	Jewel (all ages)	Playa	2016; 2017	88

Total Rooms Owned					7,124
Managed Resorts (2)
Sanctuary Cap Cana	Punta Cana, Dominican Republic	Sanctuary (adults-only)	Playa	2008; 2015; 2018	324
Jewel Grande Montego Bay Resort & Spa (1)	Montego Bay, Jamaica	Jewel (condo-hotel)	Playa	2016; 2017	129
The Yucatán Playa Del Carmen All-Inclusive Resort	Playa del Carmen, Mexico	Tapestry Collection by Hilton (adults-only)	Playa	2012	60
Hyatt Ziva Riviera Cancún (3)	Riviera Maya, Mexico	Hyatt Ziva (all ages)	Playa	2008, 2021	438
Hyatt Zilara Riviera Maya (4)	Riviera Maya, Mexico	Hyatt Zilara (adults-only)	Playa	2003	291

Total Rooms Operated					1,242

Total Rooms Owned and Operated					8,366

(1)

Represents an 88-unit tower and spa owned by us. We manage the majority of the units within the remaining two condo-hotel towers owned by Sagicor Financial Corporation Limited and its affiliated entities (collectively “Sagicor”) that comprise the Jewel Grande Montego Bay Resort & Spa.

(2)	Owned by a third party.
(3)	We entered into a management agreement to operate this resort during the first quarter of 2021. The resort opened in the third quarter of 2021.
(4)	We entered into a management agreement to operate this resort during the second quarter of 2021. The resort is currently closed for renovations but is expected to open in the first half of 2022.

Company Information

Our registered office in the Netherlands is located at Nieuwezijds Voorburgwal 104, 1012 SG Amsterdam, the Netherlands. Our telephone number at that address is +31 6 82 55 84 30. We maintain a website at www.playaresorts.com, which includes additional contact information. However, the information on our website is not incorporated by reference into, and does not constitute a part of, this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus is a part.

THE OFFERING

Issuer	Playa Hotels & Resorts N.V.

Ordinary shares offered by the Selling Shareholders	8,352,553

Ordinary shares to be outstanding after the offering	164,280,740 Ordinary Shares

Use of proceeds	We will not receive any proceeds from the sale of Ordinary Shares by the Selling Shareholders.

Listing	Our Ordinary Shares are traded on the Nasdaq Global Select Market under the symbol “PLYA.”

In this prospectus supplement, unless otherwise indicated, the number of shares of Ordinary Shares outstanding and the other information based thereon does not reflect 4,164,349 restricted Ordinary Shares granted pursuant to our 2017 Omnibus Incentive Plan (which have voting rights but are restricted from being transferred until their vesting dates), 4,851,439 remaining Ordinary Shares reserved for issuance under the 2017 Omnibus Incentive Plan and the issuance of up to 2,987,770 Ordinary Shares that may be issued upon the exercise of outstanding warrants, which become exercisable in the event that the price per share underlying the warrants on the Nasdaq Global Select Market is greater than $13.00 for a period of more than 20 days out of 30 consecutive trading days within the five years following March 12, 2017.

RISK FACTORS

Investing in our Ordinary Shares involves substantial risks and uncertainties. In addition to other information in this prospectus supplement, you should carefully consider the following risks, the risks described in our Annual Report on Form 10-K for the year ended December 31, 2020, as well as the other information and data set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision with respect to our Ordinary Shares. You should consider carefully and consult with your tax, legal and investment advisors with regard to the risks and uncertainties described below, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and the related notes, before deciding to purchase our Ordinary Shares. Any of the following risks could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects. The market price of our Ordinary Shares could decline due to any of these risks, and you may lose all or part of your investment. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, liquidity, results of operations and prospects. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See “Special Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

The per share trading price and trading volume of our Ordinary Shares may be volatile following this offering.

The per share trading price of our Ordinary Shares has in the past and may continue to be volatile. In addition, the trading volume in our Ordinary Shares may fluctuate and cause significant price variations to occur. If the per share trading price of our Ordinary Shares declines significantly, you may be unable to resell your shares at or above the purchase price. We cannot assure you that the per share trading price of our Ordinary Shares will not fluctuate or decline significantly in the future.

Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our Ordinary Shares include:

•	the realization of any of the risk factors presented in this prospectus supplement and in our SEC filings;

•	actual or anticipated differences in our estimates, or in the estimates of analysts, for our revenues, Adjusted EBITDA, results of operations, level of indebtedness, liquidity or financial condition;

•	inability to raise capital in sufficient amounts when needed;

•	additions and departures of key personnel;

•	failure to comply with the requirements of the Nasdaq Global Select Market;

•	failure to comply with the Sarbanes-Oxley Act or other laws or regulations;

•	future issuances, sales or resales, or anticipated issuances, sales or resales, of our Ordinary Shares;

•	publication of research reports about us, our resorts, the all-inclusive segment of the lodging industry or the lodging industry generally;

•	the performance and market valuations of other similar companies;

•	broad disruptions in the financial markets, including sudden disruptions in the equity or credit markets;

•	speculation in the press or investment community;

•	actual, potential or perceived control, accounting or reporting problems;

•	changes in accounting principles, policies and guidelines;

•	general economic and financial market conditions; and

•	persistence or expansion of the COVID-19 pandemic and its impact on the hospitality industry.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the market price of their shares. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have a material adverse effect on us.

Future issuances of debt securities and equity securities may adversely affect us, including the market price of our Ordinary Shares and may be dilutive to existing shareholders.

Given the current materially adverse effects of the COVID-19 pandemic on our business, results of operations, financial condition and liquidity, we continue to explore options to raise capital to fund our operations and service our indebtedness, including equity capital through a private placement or public offering. We have issued equity securities in the last 12 months and in order to address liquidity issues related to the COVID-19 pandemic may be required to issue additional equity securities in the future at prices that may be dilutive to existing shareholders and that may be below what we believe to be the intrinsic value of our Ordinary Shares.

In the future, we may also incur debt or issue equity ranking senior to our Ordinary Shares. Those securities will generally have priority upon liquidation. Such securities also may be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our Ordinary Shares. Because our decision to issue debt or equity in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. As a result, future capital raising efforts may reduce the market price of our Ordinary Shares and be dilutive to existing shareholders.

Dividends distributed by us, if any, on the Ordinary Shares to certain related entities in low-taxed jurisdictions or non-cooperative jurisdictions for tax purposes may become subject to an additional withholding tax on dividends in the Netherlands as of January 1, 2024.

We have not paid a dividend to our ordinary shareholders in the past, and we may not pay dividends in the future, especially under current conditions, but if we ever do, then under current Dutch tax law, dividends paid on the Ordinary Shares are in principle subject to Dutch dividend withholding tax at a rate of 15% under the Dutch Dividend Withholding Tax Act (Wet op de dividendbelasting 1965), unless a domestic or treaty exemption applies. See “Material Tax Considerations—Material Dutch Tax Consequences—Withholding Tax”. On March 25, 2021, the Dutch State Secretary for Finance submitted a proposal of law to the Dutch parliament pursuant to which a conditional withholding tax will be imposed on dividends paid to related entities in low-tax jurisdictions or non-cooperative jurisdictions for tax purposes, effective January 1, 2024. The legislative proposal has been approved by the House of Representatives (Tweede Kamer) of the Dutch parliament on September 30, 2021 and has been approved by the Senate (Eerste Kamer) of the Dutch parliament on November 2, 2021, as a result of which it will enter into force as of January 1, 2024. The conditional withholding tax on dividends may also apply in situations where artificial structures are put in place with the main purpose or one of the main purposes to avoid the conditional withholding tax or in the event of a hybrid mismatch. The conditional withholding tax will be imposed at the highest Dutch corporate income tax rate in effect at the time of the distribution (currently 25%). The conditional withholding tax on dividends will be reduced, but not below zero, by any regular Dutch dividend withholding tax withheld in respect of the same dividend payment. As such, based on the currently applicable rates, the overall effective tax rate of withholding the regular dividend withholding tax and conditional withholding tax will not exceed the highest corporate income tax rate in effect at the time of the distribution (currently 25%). As of January 1, 2024, the withholding tax rate on dividends paid on the Ordinary Shares to shareholders that are entities related to us and established in a low-taxing state or non-cooperative jurisdiction for tax purposes may rise from 15% to the highest corporate tax rate (currently 25%).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made in this prospectus supplement constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect our current views with respect to, among other things, our capital resources, portfolio performance and results of operations. Likewise, our consolidated financial statements and all of our statements regarding anticipated growth in our operations, anticipated market conditions, demographics and results of operations are forward-looking statements. In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases.

The forward-looking statements contained in this prospectus supplement reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. Currently, one of the most significant factors that could cause actual outcomes to differ materially from our forward- looking statements is the adverse effects of the current COVID-19 pandemic on our financial condition, results of operations and prospects, the airlines that service the locations where we own resorts, the short and longer-term demand for travel, the global economy and the local economies where we own resorts, and the financial markets. As a result of the COVID-19 pandemic, we have experienced severely reduced occupancy levels at our resorts compared to historic levels and we continue to experience lower occupancy as compared to pre-pandemic levels. The extent to which the COVID-19 pandemic will continue to impact us and consumer behavior will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, continuing resurgences of the virus and its variants, including the Delta variant, the government actions taken to contain the pandemic or mitigate its impact, the speed, effectiveness and distribution of vaccine (including boosters) and treatment therapies, the rate of public adoption of COVID-19 vaccines, and the direct and indirect economic effects of the pandemic and containment measures, including the magnitude of its impact on unemployment rates, labor-force availability (including as a result of vaccine mandates), and consumer discretionary spending, among others. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	general economic uncertainty and the effect of general economic conditions on the lodging industry in particular;

•	the popularity of the all-inclusive resort model, particularly in the luxury segment of the resort market;

•	changes in economic, social or political conditions in the regions we operate, including changes in perception of public-safety and changes in the supply of rooms from competing resorts;

•	the success and continuation of our relationships with Hyatt Hotels Corporation, Hilton Worldwide Holdings, Inc. and Wyndham Hotels & Resorts, Inc.;

•	the volatility of currency exchange rates;

•	the success of our branding or rebranding initiatives with our current portfolio and resorts that may be acquired in the future;

•	our failure to successfully complete acquisition, expansion, repair and renovation projects in the timeframes and at the costs and returns anticipated;

•	changes we may make in timing and scope of our development and renovation projects;

•	significant increases in construction and development costs;

•	significant increases in utilities, labor or other resort costs;

•	our ability to obtain and maintain financing arrangements on attractive terms or at all;

•	our ability to obtain and maintain ample liquidity to fund operations and service debt;

•	the impact of and changes in governmental regulations or the enforcement thereof, tax laws and rates, accounting guidance and similar matters in regions in which we operate;

•

the ability of our guests to reach our resorts given government mandated travel restrictions, as well as the demand for our resorts resulting from government mandated safety protocols and health concerns;

•

the effectiveness of our internal controls and our corporate policies and procedures and the success and timing of the remediation efforts for the material weakness that we identified in our internal control over financial reporting;

•	changes in personnel and availability of qualified personnel;

•	environmental uncertainties and risks related to adverse weather conditions and natural disasters;

•	outbreak of widespread contagious diseases other than COVID-19;

•	dependence on third parties to provide Internet, telecommunications and network connectivity to our data centers;

•	the volatility of the market price and liquidity of our Ordinary Shares and other of our securities; and

•	the increasingly competitive environment in which we operate.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this prospectus supplement, except as required by applicable law. For a further discussion of these and other factors that could cause our future results, performance or transactions to differ significantly from those expressed in any forward-looking statement, please see the sections entitled “Risk Factors” of this prospectus supplement and our Annual Report on Form 10-K for the year ended December 31, 2020. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements).

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, as well as the documents that we have filed as exhibits to the registration statement, of which this prospectus supplement is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Ordinary Shares by the Selling Shareholders.

SELLING SHAREHOLDERS

The following table and accompanying footnotes set forth information regarding the beneficial ownership of our Ordinary Shares by the Selling Shareholders as of November 8, 2021, before and after giving effect to this offering. As of November 8, 2021, there were 164,280,740 Ordinary Shares outstanding and 4,164,349 restricted shares granted pursuant to our 2017 Omnibus Incentive Plan. The restricted shares contain voting rights but are restricted from being transferred until their vesting dates.

For further information regarding material relationships and transactions between us and the Selling Shareholders, see the “Corporate Governance and Board Matters” section of our revised definitive proxy statement on Schedule 14A that was filed with the SEC on June 3, 2021, and is incorporated by reference in this prospectus supplement.

Beneficial ownership is determined in accordance with the rules of the SEC.

	Ordinary Shares Beneficially Owned Prior to This Offering		Number of Ordinary Shares Offered Hereby	Ordinary Shares Beneficially Owned After This Offering
	Number	Percentage		Number	Percentage
Selling Shareholders:
Cabana Investors B.V. (1)	7,937,523	4.7%	7,937,523	—	—
Playa Four Pack, L.L.C.(2)	415,030	0.2%	415,030	—	—

(1)

The sole owner of Cabana Investors B.V. is Coöperatieve Cabana U.A. The indirect owners of Coöperatieve Cabana U.A. are Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P. and Farallon Capital Offshore Investors II, L.P. (collectively, the “Cabana Farallon Funds”). Farallon Partners, L.L.C. (“FP”) is the general partner of each of the Cabana Farallon Funds and may be deemed to beneficially own the Ordinary Shares indirectly owned by each of the Cabana Farallon Funds. As managing members of FP with the power to exercise investment discretion, each of Andrew J. M. Spokes, Philip D. Dreyfuss, Michael B. Fisch, Richard B. Fried, Nicolas Giauque, David T. Kim, Michael G. Linn, Rajiv A. Patel, Thomas G. Roberts, Jr., William S. Seybold, John R. Warren and Mark C. Wehrly (collectively, the “Farallon Managing Members”) may be deemed to beneficially own the Ordinary Shares indirectly owned by each of the Cabana Farallon Funds. Each of FP, the Farallon Managing Members, Coöperatieve Cabana U.A. and the Cabana Farallon Funds disclaims beneficial ownership of the Ordinary Shares held by Cabana Investors B.V. Cabana Investors B.V.’s address is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 2100, San Francisco, CA 94111.

(2)

The sole owners of Playa Four Pack, L.L.C. are Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P. and Farallon Capital Institutional Partners III, L.P. (collectively, the “Four Pack Farallon Funds”). FP is the general partner of each of the Four Pack Farallon Funds and may be deemed to beneficially own the Ordinary Shares indirectly owned by each of the Four Pack Farallon Funds. As managing members of FP with the power to exercise investment discretion, each of the Farallon Managing Members may be deemed to beneficially own the Ordinary Shares indirectly owned by each of the Four Pack Farallon Funds. Each of FP, the Farallon Managing Members and the Four Pack Farallon Funds disclaims beneficial ownership of the Ordinary Shares held by Playa Four Pack, L.L.C. Playa Four Pack, L.L.C.’s address is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 2100, San Francisco, CA 94111.

MATERIAL TAX CONSIDERATIONS

Tax Warning

Potential investors and sellers of Ordinary Shares should be aware that they may be required to pay stamp taxes or other documentary taxes or fiscal duties or charges in accordance with the laws and practices of the country where the Ordinary Shares are transferred or other jurisdictions. In addition, dividends distributed on the Ordinary Shares, or profits realized in respect of the Ordinary Shares, may be subject to taxation, including withholding taxes, in the jurisdiction of the Company, in the jurisdiction of the holder of Ordinary Shares, or in other jurisdictions in which the holder of Ordinary Shares is required to pay taxes. Any such tax consequences may have an impact on the income received from the Ordinary Shares.

Prospective investors should carefully consider the tax consequences of investing in the Ordinary Shares and consult their own tax adviser about their own tax situation. Finally, potential investors should be aware that tax regulations and their application by the relevant taxation authorities change from time to time, with or without retroactive effect. Accordingly, it is not possible to predict the precise tax treatment which will apply at any given time.

Material U.S. Federal Income Tax Consequences

General

The following description summarizes the material U.S. federal income tax consequences to U.S. holders (as defined below) of the ownership and disposition of the Ordinary Shares. This description assumes that holders hold the Ordinary Shares as capital assets within the meaning of Section 1221 of the United States Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This description does not address all of the tax consequences that might be relevant to a holder’s particular circumstances or to holders that may be subject to special tax rules, such as banks or other financial institutions, insurance companies, real estate investment trusts, regulated investment companies, tax exempt organizations, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons who hold Ordinary Shares as part of a “straddle,” hedging transaction, conversion transaction, or other similar integrated transaction for U.S. federal income tax purposes, holders that own directly, indirectly, or by attribution, 10% or more, by vote or value, of our outstanding shares or holders that have a functional currency other than the U.S. dollar.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds Ordinary Shares, the tax treatment of the partnership and a partner in such partnership generally will depend on the status of the partner and the nature of the activities of the partnership. A holder that is a partnership, and the partners in such partnerships, should consult its tax advisors regarding the ownership and disposition of Ordinary Shares.

This description does not address the tax consequences arising under the laws of any non-U.S., state, or local tax jurisdiction. Moreover, except to the extent specifically set forth below, this description does not address the U.S. federal estate and gift tax, the Medicare tax on net investment income, or alternative minimum tax, or other non-income tax consequences of the ownership and disposition of Ordinary Shares.

This description is based on the Code, existing and proposed Treasury Regulations promulgated thereunder, judicial decisions, published positions of the U.S. Internal Revenue Service (the “IRS”), and other applicable authorities, each as in effect on the date hereof. These authorities are subject to change, possibly with retroactive effect, or differing interpretations by the IRS or a court, which could affect the tax consequences described herein. We have not obtained, and have no plans to request, a ruling from the IRS with respect to any of the U.S. federal income tax consequences described below, and as a result, there can be no assurance that the IRS or the courts will agree with any of the conclusions stated in this description.

This description is for general information only and is not tax advice. It is not intended to constitute a complete description of all tax consequences for the ownership and disposition of our Ordinary Shares. You are urged to consult with your tax advisor regarding the U.S. federal income tax consequences of the ownership and disposition of such Ordinary Shares, applicable in your particular situation, as well as any consequences under the federal estate or gift tax, the federal alternative minimum tax, or under the tax laws of any state, local, non-U.S., or other taxing jurisdiction.

Tax Consequences to U.S. Holders

Subject to the limitations stated above, the following description addresses certain material U.S. federal income tax consequences of the ownership and disposition of our Ordinary Shares, that are expected to apply if you are a U.S. holder of our Ordinary Shares. For this purpose, you are a “U.S. holder” if you are:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any State thereof, including the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

Ownership and Disposition of Ordinary Shares

Dividends. We do not anticipate paying dividends on our Ordinary Shares. Subject to the PFIC (as defined below) rules discussed below, distributions of cash or property that we pay on our Ordinary Shares will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be includible in your gross income as ordinary dividend income when actually or constructively received by you. Distributions in excess of our current and accumulated earnings and profits will be treated first as a tax-free return of capital to the extent of your tax basis in our Ordinary Shares, and thereafter will be treated as capital gain from the sale or exchange of the Ordinary Shares. If you are a non-corporate U.S. holder, dividends you receive with respect to our Ordinary Shares are eligible for U.S. federal income taxation at the rates generally applicable to long-term capital gains for individuals, provided that we are not a PFIC as to you and you satisfy applicable holding period and other requirements. If you are a corporate U.S. holder, dividends you receive with respect to our Ordinary Shares will be taxable at regular rates and will not be eligible for the dividends received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. holder’s individual facts and circumstances, a U.S. holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any Dutch withholding taxes imposed on dividends received on our Ordinary Shares. A U.S. holder who does not elect to claim a foreign tax credit for Dutch tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such U.S. holder elects to do so for all creditable foreign income taxes.

The rules governing the foreign tax credit are complex and the outcome of their application depends in large part on the U.S. holder’s individual facts and circumstances. Accordingly, U.S. holders are urged to consult their tax advisors regarding availability of the foreign tax credit under their particular circumstances.

Sale or Exchange. Subject to the PFIC discussion below, upon a sale or other taxable disposition of our Ordinary Shares, you generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property you receive on the disposition and (ii) your adjusted tax basis for the Ordinary Shares. The capital gain or loss will be long-term capital gain or loss if you held the Ordinary Shares for more than one year. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

In general, dividends you receive with respect to our Ordinary Shares, and amounts you receive with respect to a sale or other disposition of our Ordinary Shares, are reported to the IRS and to you, unless you are an exempt payee and the payment is not subject to backup withholding. Such dividends and other amounts may be subject to backup withholding (at a rate of 24%), and subject to related information reporting with respect to otherwise exempt payees, unless you provide to us (i) your correct taxpayer identification number and certification (on Form W-9) that you are not subject to backup withholding, or (ii) proof that you are an exempt payee. Any amounts withheld from a payment under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided you timely furnish the required information or returns to the IRS.

Tax Reporting

Individuals and certain domestic entities that are U.S. holders will be required to report information with respect to such U.S. holder’s investment in “specified foreign financial assets” on IRS Form 8938, subject to certain exceptions. Our Ordinary Shares constitute a specified foreign financial asset for these purposes. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties. U.S. holders are urged to consult with their tax advisors regarding the foreign financial asset reporting obligations and their application to our Ordinary Shares.

Passive Foreign Investment Company Rules

We do not expect to be a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes in 2021, and therefore believe that the Ordinary Shares should not be treated as stock of a PFIC, but this conclusion is a factual determination made annually and thus may be subject to change. In general, we will be a PFIC with respect to you if, for any taxable year in which you hold the Ordinary Shares, either (i) at least 75% of our gross income for the taxable year is passive income or (ii) at least 50% of the value, determined on the basis of a quarterly average, of our assets are attributable to assets that produce or are held for the production of passive income (including cash). If we were to be treated as a PFIC, gain realized on the sale or other disposition of Ordinary Shares would in general not be treated as capital gain. Instead, you would be treated as if you had realized such gain ratably over your holding period for the Ordinary Shares. Amounts allocated to the year of disposition and to years before we became a PFIC would be taxed as ordinary income and amounts allocated to each other taxable year would be taxed at the highest tax rate applicable to individuals or corporations, as appropriate, in effect for each such year to which the gain was allocated, together with an interest charge in respect of the tax attributable to each such year. Further, to the extent that any distribution received by a United States holder on its Ordinary Shares exceeded 125% of the average of the annual distributions on the Ordinary Shares received during the preceding three years or the holder’s holding period, whichever is shorter, the distribution would be subject to taxation in the same manner as gain, described immediately above. With certain exceptions, your Ordinary Shares will be treated as stock in a PFIC if we were a PFIC at any time during your holding period for the Ordinary Shares. In addition, dividends that a United States holder receives from us would not constitute qualified dividend income to such holder if we were a PFIC (or were treated as a PFIC with respect to such holder) and would therefore be taxable as ordinary income.

Material Dutch Tax Consequences

General

The following description summarizes certain material Dutch tax consequences of the acquisition, ownership and disposition of the Ordinary Shares. This summary does not purport to describe all possible tax considerations or consequences that may be relevant to a holder or prospective holder of Ordinary Shares and does not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as trusts or similar arrangements) may be subject to special rules. In view of its general nature, this general summary should be treated with corresponding caution.

This summary is based on the tax laws of the Netherlands, published regulations thereunder and published authoritative case law, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. Where the summary refers to “the Netherlands” or “Dutch” it refers only to the part of the Kingdom of the Netherlands located in Europe.

The discussion below is for general information purposes only and is not Dutch tax advice or a complete description of all Dutch tax consequences relating to the acquisition, ownership and disposition of the Ordinary Shares. Holders or prospective holders of Ordinary Shares should consult with their own tax advisors with regard to the Dutch tax consequences relating to the acquisition, ownership and disposition of the Ordinary Shares in their particular circumstances.

Please note that this summary does not describe the tax considerations for:

(i)

holders of Ordinary Shares if such holders, and in the case of individuals, such holder’s partner or certain of their relatives by blood or marriage in the direct line (including foster children), have a substantial interest (aanmerkelijk belang) or deemed substantial interest (fictief aanmerkelijk belang) in us under the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001). Generally speaking, a holder of securities in a company is considered to hold a substantial interest in such company, if such holder alone or, in the case of individuals, together with such holder’s partner (as defined in the Dutch Income Tax Act 2021), directly or indirectly, holds (i) an interest of 5% or more of the total issued and outstanding capital of that company or of 5% or more of the issued and outstanding capital of a certain class of shares of that company; or (ii) rights to acquire, directly or indirectly, such interest; or (iii) certain profit sharing rights in that company that relate to 5% or more of the company’s annual profits and/or to 5% or more of the company’s liquidation proceeds. A deemed substantial interest may arise if a substantial interest (or part thereof) in a company has been disposed of, or is deemed to have been disposed of, on a non-recognition basis;

(ii)

holders of Ordinary Shares if the Ordinary Shares held by such holders qualify or qualified as a participation (deelneming) for purposes of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969). Generally, a taxpayer’s shareholding of 5% or more in a company’s nominal paid-up share capital qualifies as a participation. A holder may also have a participation if such holder does not have a 5% shareholding but a related entity (statutorily defined term) has a participation or if the company in which the shares are held is a related entity (statutorily defined term);

(iii)

holders of Ordinary Shares who are individuals for whom the Ordinary Shares or any benefit derived from the Ordinary Shares are a remuneration or deemed to be a remuneration for activities performed by such holders or certain individuals related to such holders (as defined in the Dutch Income Tax Act 2001); and

(iv)

pension funds, investment institutions (fiscale beleggingsinstellingen), exempt investment institutions (vrijgestelde beleggingsinstellingen) (each as defined in the Dutch Corporate Income Tax Act 1969) and other entities that are, in whole or in part, not subject to or exempt from corporate income tax in the Netherlands, as well as entities that are exempt from corporate income tax in their country of residence, such country of residence being another state of the EU, Norway, Liechtenstein, Iceland or any other state with which the Netherlands have agreed to exchange information in line with international standards.

Withholding Tax

Dividends distributed by us generally are subject to Dutch dividend withholding tax at a rate of 15%. Generally, we are responsible for the withholding of such dividend withholding tax at source; the Dutch dividend withholding tax is for the account of the holder of Ordinary Shares.

The expression “dividends distributed” includes, among other things:

•	distributions in cash or in kind, deemed and constructive distributions and repayments of paid-in capital not recognized for Dutch dividend withholding tax purposes;

•

liquidation proceeds, proceeds of redemption of Ordinary Shares, or proceeds of the repurchase of Ordinary Shares by us or one of our subsidiaries or other affiliated entities to the extent such proceeds exceed the average paid-in capital of those Ordinary Shares as recognized for Dutch dividend withholding tax purposes;

•

an amount equal to the par value of Ordinary Shares issued or an increase of the par value of Ordinary Shares, to the extent that it does not appear that a contribution, recognized for Dutch dividend withholding tax purposes, has been made or will be made; and

•

partial repayment of the paid-in capital, recognized for Dutch dividend withholding tax purposes, if and to the extent that we have net profits (zuivere winst), unless (a) the general meeting of shareholders has resolved in advance to make such repayment and (b) the par value of the Ordinary Shares concerned has been reduced by an equal amount by way of an amendment of our Articles of Association.

Individuals and corporate legal entities who are resident or deemed to be resident in the Netherlands for Dutch tax purposes (“Dutch Resident Individuals” and “Dutch Resident Entities” as the case may be) generally are entitled to an exemption of or a credit for any Dutch dividend withholding tax against their income tax or corporate income tax liability and to a refund of any residual Dutch dividend withholding tax. The same generally applies to holders of Ordinary Shares that are neither resident nor deemed to be resident of the Netherlands if the Ordinary Shares are attributable to a Dutch permanent establishment of such non-resident holder.

A holder of Ordinary Shares resident in a country other than the Netherlands may, depending on such holder’s specific circumstances, be entitled to exemptions from, reductions of, or full or partial refunds of, Dutch dividend withholding tax under Dutch national legislation or a double taxation convention in effect between the Netherlands and such other country.

Remittance to the Dutch tax authorities

In general, we will be required to remit all amounts withheld as Dutch dividend withholding tax to the Dutch tax authorities. However, under certain circumstances, we are allowed to reduce the amount to be remitted to the Dutch tax authorities by the lesser of:

•	3% of the portion of the distribution paid by us that is subject to Dutch dividend withholding tax; and

•

3% of the dividends and profit distributions, before deduction of foreign withholding taxes, received by us from qualifying foreign subsidiaries in the current calendar year (up to the date of the distribution by us) and the two preceding calendar years, as far as such dividends and profit distributions have not yet been taken into account for purposes of establishing the above mentioned reduction.

Although this reduction reduces the amount of Dutch dividend withholding tax that we are required to remit to the Dutch tax authorities, it does not reduce the amount of tax that we are required to withhold on dividends distributed by us.

Dividend stripping

Pursuant to legislation to counteract “dividend stripping,” a reduction, exemption, credit or refund of Dutch dividend withholding tax is denied if the recipient of the dividend is not the beneficial owner as described in the Dutch Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting 1965). This legislation generally targets situations in which a shareholder retains its economic interest in shares but reduces the withholding tax costs on dividends by a transaction with another party. It is not required for these rules to apply that the recipient of the dividends is aware that a dividend stripping transaction took place. The Dutch State Secretary of Finance takes the position that the definition of beneficial ownership introduced by this legislation will also be applied in the context of a double taxation convention.

Taxes on Income and Capital Gains

Dutch Resident Individuals

If a holder of Ordinary Shares is a Dutch Resident Individual, any payment on the Ordinary Shares or any gain or loss realized on the disposal or deemed disposal of the Ordinary Shares is taxable at the progressive income tax rates (with a maximum of 49.5% in 2021), if::

(a)

the Ordinary Shares are attributable to an enterprise from which the holder of Ordinary Shares derives a share of the profit, whether as an entrepreneur (ondernemer) or as a person who has a co-entitlement to the net worth (medegerechtigd tot het vermogen) of such enterprise, without being an entrepreneur or a shareholder (as defined in the Dutch Income Tax Act 2001); or

(b)

the holder of Ordinary Shares is considered to perform activities with respect to the Ordinary Shares that go beyond ordinary asset management (normaal, actief vermogensbeheer) or derives benefits from the Ordinary Shares that are taxable as benefits from other activities (resultaat uit overige werkzaamheden).

If the above-mentioned conditions (a) and (b) do not apply to the individual holder of Ordinary Shares, such holder will be taxed annually on a deemed return (with a maximum which is currently 5.69% in 2021) the individual’s net investment assets (rendementsgrondslag) for the year, insofar the individual’s net investment assets for the year exceed a statutory threshold (heffingvrij vermogen). The deemed return on the individual’s net investment assets for the year is taxed at a rate of 31%. Actual income, gains or losses in respect of the Ordinary Shares are as such not subject to Dutch income tax.

The net investment assets for the year are the fair market value of the investment assets less the allowable liabilities on January 1 of the relevant calendar year, for 2021 being January 1, 2021. The Ordinary Shares are included as investment assets. For the net investment assets on January 1, 2021, the deemed return ranges from 1.90% up to 5.69% (depending on the aggregate amount of the net investment assets of the individual on January 1, 2021). The deemed return will be adjusted annually on the basis of historic market yields.

Dutch Resident Entities

Generally speaking, if the holder of Ordinary Shares is a Dutch Resident Entity, any payment under the Ordinary Shares or any gain or loss realized on the disposal or deemed disposal of the Ordinary Shares is subject to Dutch corporate income tax at a rate of 15% with respect to taxable profits up to €245,000, and 25% with respect to taxable profits in excess of that amount (rates and brackets for 2021).

Non-residents of the Netherlands

A holder of Ordinary Shares that neither is a Dutch Resident Individual nor a Dutch Resident Entity will not be subject to Dutch taxes on income or on capital gains in respect of any payment on the Ordinary Shares or in respect of any gain or loss realized on the disposal or deemed disposal of the Ordinary Shares, provided that:

(i)

such holder does not have an interest in an enterprise or a deemed enterprise (as defined in the Dutch Income Tax Act 2001 and Dutch Corporate Income Tax Act 1969) which, in whole or in part, is either effectively managed in the Netherlands or is carried out through a permanent establishment, a deemed permanent establishment or a permanent representative in the Netherlands and to which enterprise or part of an enterprise the Ordinary Shares are attributable; and

(ii)

in the event such holder is an individual, such holder does not carry out any activities in the Netherlands with respect to the Ordinary Shares that go beyond ordinary asset management and does not derive benefits from the Ordinary Shares that are taxable as benefits from other activities in the Netherlands.

Gift and Inheritance Taxes

Residents of the Netherlands

Gift and inheritance taxes will arise in the Netherlands with respect to a transfer of the Ordinary Shares by way of a gift by, or on the death of, a holder of such Ordinary Shares who is resident or deemed to be resident in the Netherlands at the time of the gift or the holder’s death.

Non-residents of the Netherlands

No gift or inheritance taxes will arise in the Netherlands with respect to a transfer of the Ordinary Shares by way of gift by, or on the death of, a holder of Ordinary Shares who is neither resident nor deemed to be resident in the Netherlands, unless:

(i)

in the case of a gift of Ordinary Shares by an individual who at the date of the gift was neither resident nor deemed to be resident in the Netherlands, such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident in the Netherlands; or

(ii)	the transfer is otherwise construed as a gift or inheritance made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be resident in the Netherlands.

For purposes of Dutch gift and inheritance taxes, amongst others, a person that holds the Dutch nationality will be deemed to be resident in the Netherlands if such person has been resident in the Netherlands at any time during the ten years preceding the date of the gift or his/her death. Additionally, for purposes of Dutch gift tax, amongst others, a person not holding the Dutch nationality will be deemed to be resident in the Netherlands if such person has been resident in the Netherlands at any time during the twelve months preceding the date of the gift. Applicable tax treaties may override deemed residency.

Other Taxes and Duties

No Dutch value added tax (VAT) and no Dutch registration tax, stamp duty or any other similar documentary tax or duty will be payable by a holder of Ordinary Shares in respect of any payment in consideration for the holding or disposal of the Ordinary Shares.

CERTAIN ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, prohibit certain transactions (“prohibited transactions”) involving the assets of (i) an employee benefit plan that is subject to the prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (including individual retirement accounts, Keogh plans and other plans described in Section 4975(e)(1) of the Code) or (ii) entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each of the foregoing described in clauses (i) and (ii) being referred to herein as a “Plan”) and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the Plan.

We, the underwriter, certain of its agents, and certain of our respective affiliates may be considered a “party in interest” or a “disqualified person” with respect to many Plans, and, accordingly, prohibited transactions may arise if Ordinary Shares are acquired by or on behalf of a Plan unless the Ordinary Shares are acquired and held pursuant to an available exemption, of which there are many. In this regard the U.S. Department of Labor (“DOL”) has issued prohibited transaction class exemptions that may apply to the acquisition of the Ordinary Shares. These exemptions include transactions effected on behalf of a Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96-23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90-1), and transactions involving bank collective investment funds (prohibited transaction exemption 91-38). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan receives no less and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Governmental plans, certain church plans and non-U.S. plans may not be subject to the prohibited transaction provisions of ERISA or the Code but may be subject to similar laws (“Similar Laws”). Fiduciaries of any such plans should consult with counsel before acquisition or ownership of the Ordinary Shares.

Because of the foregoing, the person making the decision on behalf of a Plan or a governmental, church or foreign plan will be deemed, by purchasing the Ordinary Shares, to represent on behalf of itself and the plan that the purchase of the Ordinary Shares will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or any applicable Similar Law.

In addition, the person making the decision on behalf of a Plan (a “Plan Fiduciary”) will be deemed to have represented and warranted that (1) neither we, nor any underwriter, nor any agent, nor any of our respective affiliates (the “Transaction Parties”) has provided or will provide advice with respect to the acquisition of the Ordinary Shares by the Plan, other than to the Plan Fiduciary which is independent of the Transaction Parties; (2) the Plan Fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including the acquisition by the Plan of the Ordinary Shares; (3) the Plan Fiduciary is a “fiduciary” with respect to the Plan within the meaning of Section 3(21) of ERISA, Section 4975 of the Code, or both, and is responsible for exercising independent judgment in evaluating the Plan’s acquisition of the Ordinary Shares; (4) none of the Transaction Parties has exercised any authority to cause the Plan to invest in the Ordinary Shares or to negotiate the terms of the Plan’s investment in the Ordinary Shares; and (5) none of the Transaction Parties receives a fee or other compensation from the Plan or Plan Fiduciary for the provision of investment advice in connection with the Plan’s investment in the Ordinary Shares.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering the acquisition or ownership of the Ordinary Shares on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the acquisition or ownership of the Ordinary Shares.

UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement among us, the Selling Shareholders and BofA Securities, Inc., as underwriter, the Selling Shareholders have agreed to sell to the underwriter, and the underwriter has agreed to purchase from the Selling Shareholders all of the Ordinary Shares offered in this prospectus supplement.

We and the Selling Shareholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

The underwriter is offering the Ordinary Shares, subject to prior sale, when, as and if sold to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the Ordinary Shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The underwriter has advised us and the Selling Shareholders that it proposes initially to offer the Ordinary Shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $             per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to the Selling Shareholders.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to the Selling Shareholders	$	$

The expenses of the offering, not including the underwriting discount, are estimated at $             and are payable by us and the Selling Shareholders.

No Sales of Similar Securities

We, our executive officers and directors and certain of our shareholders have agreed not to sell or transfer any Ordinary Shares or securities convertible into, exchangeable for, exercisable for, or repayable with Ordinary Shares, for 30 days after the date of this prospectus supplement without first obtaining the written consent of BofA Securities, Inc. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

•	offer, pledge, sell or contract to sell any Ordinary Shares,

•	sell any option or contract to purchase any Ordinary Shares,

•	purchase any option or contract to sell any Ordinary Shares,

•	grant any option, right or warrant for the sale of any Ordinary Shares,

•	lend or otherwise dispose of or transfer any Ordinary Shares,

•	request or demand that we file a registration statement related to the Ordinary Shares, or

•

enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any Ordinary Shares whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to Ordinary Shares and to securities convertible into or exchangeable or exercisable for or repayable with Ordinary Shares. It also applies to Ordinary Shares owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Nasdaq Global Select Market Listing

The Ordinary Shares are listed on the Nasdaq Global Select Market under the symbol “PLYA.”

Price Stabilization, Short Positions

Until the distribution of the Ordinary Shares is completed, SEC rules may limit the underwriter and selling group members from bidding for and purchasing our Ordinary Shares. However, the underwriter may engage in transactions that stabilize the price of the Ordinary Shares, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriter may purchase and sell our Ordinary Shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in the offering. The underwriter must close out any short position by purchasing shares in the open market. A short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our Ordinary Shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Ordinary Shares made by the underwriter in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriter’s purchases to cover short sales may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or retarding a decline in the market price of our Ordinary Shares. As a result, the price of our Ordinary Shares may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.

Neither we, nor the Selling Shareholders, nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Ordinary Shares. In addition, neither we, nor the Selling Shareholders, nor the underwriter makes any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, the underwriter and selling group members may engage in passive market making transactions in the Ordinary Shares on the Nasdaq Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of Ordinary Shares and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our Ordinary Shares to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriter and dealers are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

In connection with this offering, the underwriter may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as e-mail.

Other Relationships

The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

Affiliates of the underwriter have lending relationships with us and may routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

European Economic Area

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of Ordinary Shares in any Member State of the European Economic Area will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Ordinary Shares. Accordingly any person making or intending to make an offer in that Member State of Ordinary Shares which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so in circumstances in which no obligation arises for the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer. None of Playa Hotels & Resorts N.V., the Selling Shareholders or the underwriter have authorized, nor do they authorize, the making of any offer of Ordinary Shares in which an obligation arises for Playa Hotels & Resorts N.V., the Selling Shareholders or the underwriter to publish a prospectus for such offer.

In relation to each Member State of the European Economic Area (each a “Relevant State”), no Ordinary Shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Ordinary Shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the Ordinary Shares may be offered to the public in that Relevant State at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the Ordinary Shares shall require Playa Hotels & Resorts N.V., the Selling Shareholders or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation.

Each person located in a Relevant State to whom any offer of Ordinary Shares is made or who receives any communication in respect of an offer of Ordinary Shares, or who initially acquires any Ordinary Shares will be deemed to have represented, warranted, acknowledged and agreed to and with the underwriter and the Company that (1) it is a “qualified investor” within the meaning provided in Article 2(e) of the Prospectus Regulation; and (2) in the case of any Ordinary Shares acquired by it as a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, the Ordinary Shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant State other than qualified investors, as that term is defined in the Prospectus Regulation, or in circumstances in which the prior consent of the underwriter has been given to the offer or resale; or where Ordinary Shares have been acquired by it on behalf of persons in any Relevant State other than qualified investors, the offer of those Ordinary Shares to it is not treated under the Prospectus Regulation as having been made to such persons.

The Company, the underwriter and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to the Ordinary Shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe the Ordinary Shares.

The above selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

In the United Kingdom, none of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of Ordinary Shares in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of Ordinary Shares. Accordingly any person making or intending to make an offer in the United Kingdom of Ordinary Shares which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so in circumstances in which no obligation arises for the Company or the underwriter to publish a prospectus pursuant to Section 85 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) in relation to such offer. None Playa Hotels & Resorts N.V., the Selling Shareholders or the underwriter have authorized, nor do they authorize, the making of any offer of Ordinary Shares in circumstances in which an obligation arises for Playa Hotels & Resorts N.V., the Selling Shareholders or the underwriter to publish a prospectus for such offer.

No Ordinary Shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the Ordinary Shares which has been approved by the Financial Conduct Authority, except that the Ordinary Shares may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(c)	in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the Ordinary Shares shall require Playa Hotels & Resorts N.V., the Selling Shareholders or the underwriter to publish a prospectus pursuant to Section 85 of the FSMA. For the purposes of this provision, the expression an “offer to the public” in relation to the Ordinary Shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Ordinary Shares.

Each person located in the United Kingdom to whom any offer of Ordinary Shares is made or who receives any communication in respect of any offer of Ordinary Shares, or who initially acquires any Ordinary Shares will be deemed to have represented, warranted, acknowledged and agreed to and with the underwriters and us that (1) it is a “qualified investor” within the meaning provided in Article 2(e) of the UK Prospectus Regulation; and (2) in the case of any Ordinary Shares acquired by it as a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, Ordinary Shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in the United Kingdom other than qualified investors, as that term is defined in the UK Prospectus Regulation, or in circumstances in which the prior consent of the underwriter has been given to the offer or resale; or where Ordinary Shares have been acquired by it on behalf of persons in the United Kingdom other than qualified investors, the offer of those Ordinary Shares to it is not treated under the UK Prospectus Regulation as having been made to such persons.

The Company, the underwriter and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to the Ordinary Shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Ordinary Shares.

The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the Ordinary Shares offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the Ordinary Shares offered hereby are only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related free writing prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any of their contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Ordinary Shares may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Playa Hotels & Resorts N.V.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Ordinary Shares in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

The Ordinary Shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the SFO”) and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No advertisement, invitation or document relating to the Ordinary Shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Notice to Prospective Investors in Japan

The Ordinary Shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended, “FIEA”) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or to, or for the account or benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any Japanese Person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with the FIEA and other applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus under the Securities and Futures Act, (Chapter 289) of Singapore (the “SFA”) by the Monetary Authority of Singapore, and the offer of the Ordinary Shares in Singapore is made primarily pursuant to the exemptions under Section 274 and 275 of the SFA. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Ordinary Shares may not be circulated or distributed, nor may the Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the Ordinary Shares are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(a)

a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)	a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the Ordinary Shares except:

(c)

to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(d)	where no consideration is or will be given for the transfer;

(e)	where the transfer is by operation of law;

(f)	as specified in Section 276(7) of the SFA; or

(g)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Notice to Prospective Investors in Switzerland

The Ordinary Shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Ordinary Shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the Selling Shareholders, or the Ordinary Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Ordinary Shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of Ordinary Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Ordinary Shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The Ordinary Shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Ordinary Shares offered should conduct their own due diligence on the Ordinary Shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Ordinary Shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Ordinary Shares without disclosure to investors under Chapter 6D of the Corporations Act.

The Ordinary Shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Ordinary Shares must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Canada

The Ordinary Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Ordinary Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Certain legal matters with respect to U.S. federal law in connection with this offering will be passed upon for us by Hogan Lovells US LLP. The validity of the Ordinary Shares covered by this prospectus supplement has been passed upon for us by NautaDutilh N.V. Sidley Austin LLP will act as counsel to the underwriter.

EXPERTS

The financial statements of Playa Hotels and Resorts N.V. as of December 31, 2020 and 2019, and for each of the three years in the period ended December 31, 2020 and the related financial statement schedule, incorporated by reference in this prospectus, and the effectiveness of Playa Hotels and Resorts N.V.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which express an unqualified opinion on the financial statements and an adverse opinion on the effectiveness of Playa Hotels and Resorts N.V.’s internal control over financial reporting. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are organized and existing under the laws of the Netherlands, and, as such, under Dutch private international law rules the rights of our shareholders and the civil liability of our directors and executive officers are governed in certain respects by the laws of the Netherlands. The ability of our shareholders in certain countries other than the Netherlands to bring an action against us, our directors and executive officers may be limited under applicable law. In addition, substantially all of our assets are located outside the United States.

As a result, it may not be possible for shareholders to effect service of process within the United States upon us or our directors and executive officers or to enforce judgments against us or them in U.S. courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States. In addition, it is not clear whether a Dutch court would impose civil liability on us or any of our directors and executive officers in an original action based solely upon the federal securities laws of the United States brought in a court of competent jurisdiction in the Netherlands.

As of the date of this prospectus supplement, the United States and the Netherlands do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. With respect to choice of court agreements in civil or commercial matters, it is noted that the Hague Convention on Choice of Court Agreements entered into force for the Netherlands but has not entered into force for the United States. Accordingly, a judgment rendered by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized and enforced by the competent Dutch courts. However, if a person has obtained a judgment rendered by a court in the United States that is enforceable under the laws of the United States and files a claim with the competent Dutch court, the Dutch court will in principle give binding effect to a foreign judgment if (i) the jurisdiction of the foreign court was based on a ground of jurisdiction that is generally acceptable according to international standards, (ii) the judgment by the foreign court was rendered in legal proceedings that comply with the Dutch standards of proper administration of justice including sufficient safeguards (behoorlijke rechtspleging), (iii) binding effect of such foreign judgment is not contrary to Dutch public order (openbare orde) and (iv) the judgment by the foreign court is not incompatible with a decision rendered between the same parties by a Dutch court, or with a previous decision rendered between the same parties by a foreign court in a dispute that concerns the same subject and is based on the same cause, provided that the previous decision qualifies for recognition in the Netherlands. Even if such a foreign judgement is given binding effect, a claim based thereon may, however, still be rejected if the foreign judgment is not or no longer formally enforceable.

Based on the lack of a treaty as described above, U.S. investors may not be able to enforce against us or our directors, representatives or certain experts named herein who are residents of the Netherlands or countries other than the United States any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities laws.

In the event a third party is liable to a Dutch company, under Dutch law, in principle only the company itself can bring a civil action against that party. The individual shareholders do not have the right to bring an action on behalf of the company. Only in the event that the cause for the liability of a third party to the company also constitutes a tortious act directly against a shareholder does that shareholder have an individual right of action against such third party in its own name. The Dutch Civil Code does provide for the possibility to initiate such actions collectively. A foundation or an association whose objective is to protect the rights of a group of persons having similar interests can institute a collective action. The foundation or association and the defendant may reach a settlement. A Dutch court may declare the settlement agreement binding upon all the injured parties with an opt-out choice for an individual injured party. An individual injured party may also itself institute a civil claim for damages.

Jamaica

There is no treaty on the reciprocal recognition and enforcement of judgments in civil and commercial matters between the United States and Jamaica and thus Jamaican courts will not automatically recognize a United States judgment. A United States judgment creditor will have to initiate fresh proceedings as if it were an action for a debt in the Jamaican Supreme Court. The Jamaican Supreme Court should consider the United States judgment conclusive evidence provided the United States judgment is:

a.	conclusive on the merits;

b.	not contrary to public policy; and

c.	not contrary to natural justice (i.e., that the Defendant had no opportunity to be heard or was otherwise not properly subject to the jurisdiction of the foreign court).

In addition, the defendant would be able to defeat the claim for enforcement if the defendant could show that the foreign judgment was obtained by fraud.

Mexico

A final commercial judgment not subject to appeal rendered by any foreign competent court (the “Foreign Court”) pursuant to a legal action instituted before such court will be recognized by the courts of Mexico, pursuant to Article 1347-A of the Commerce Code, which provides, inter alia, that any judgment rendered outside Mexico may be enforced by Mexican courts, provided that:

a.	such judgment is obtained from a competent court in accordance with recognized rules of international law that are compatible with the rules of Mexican law;

b.	summons of the procedure is made personally on the defendant (summons sent by mail are not considered as personal as per Mexican law);

c.	the judgment does not contravene Mexican law, public policy of Mexico, international treaties or agreements binding upon Mexico or generally accepted principles of international law;

d.	such judgment has been rendered in an in personam action (an action against the person or action in personam founded on a personal liability, as opposed to an action for thing or action in rem);

e.

the Mexican courts do not determine that the obligation to which enforcement is sought violates Mexican law or public policy (orden público) or any international treaty to which Mexico is a signatory, or general principles of international law, insofar as procedural requirements are concerned;

f.	the judgment is a final judgment according to the laws of the country in which it has been rendered;

g.	the judgment fulfills the necessary requirements to be considered authentic;

h.

the applicable procedural requirements under the law of Mexico with respect to the enforcement of foreign judgments (including the issuance of letters interrogatory to the competent authority of such jurisdiction requesting enforcement of such judgment and the certification of such judgment as authentic by the corresponding authorities of such jurisdiction in accordance with the laws thereof) are complied with;

i.	the Foreign Court would enforce Mexican judgments as a matter of reciprocity;

j.	the action on which the final judgment is rendered is not the subject matter of a lawsuit among the same parties pending before a Mexican court; and

k.

the documents relating to the legal action instituted before the Foreign Court and the judgment rendered thereunder, would have to be translated into Spanish by an expert duly authorized by the Mexican courts for their admissibility before the Mexican courts before which enforcement is requested. Such translation would have to be approved by the Mexican court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and such proceedings would thereafter be based upon the translated documents.

In the event a third party is liable to a Mexican company, only the company itself can bring an action against that party. The individual shareholders do not have the right to bring an action on behalf of the company.

The Dominican Republic

There is currently no treaty regarding the recognition and enforcement of judgments in civil and commercial matters between the United States and the Dominican Republic. As such, a court in the Dominican Republic may enforce any final and conclusive judgment obtained from a United States federal or state court provided that such judgment undergoes an exequatur procedure. The Dominican Court has the discretion to evaluate any such judgment; however, it is widely accepted that the intervention of the Dominican Republic court is limited to the acceptance or refusal of the exequatur, and may not modify the contents of the foreign judgment. Such intervention will be limited to the review of the following: (a) compliance with due process applicable in the country of origin; (b) irrevocable enforceability of the judgment as per the rules of the country of origin; and (c) that the enforcement of the judgment does not contravene Dominican Republic public policy. The Dominican Supreme Court of Justice has set precedent indicating that Dominican judges should limit their intervention to the examination of procedural issues such as the ones mentioned above.

Notwithstanding the foregoing, as a matter of public policy, proceedings for execution of a monetary judgment by attachment or execution against any assets or property, or any rights or interest in assets or property, located in the Dominican Republic are of the exclusive jurisdiction of the courts of the Dominican Republic.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available on the Internet at the SEC’s website at http://www.sec.gov. We also make our SEC filings accessible on our website at http://www.playaresorts.com. The reference to our website is intended to be an inactive textual reference only. The information on or connected to our website is not a part of this prospectus supplement or the accompanying prospectus and is not incorporated into this prospectus supplement or any prospectus.

This prospectus supplement and the accompanying prospectus form a part of a registration statement on Form S-3 filed with the SEC to register offers and sales of the securities described in this prospectus supplement under the Securities Act. The registration statement contains additional information about us and the securities. You may obtain the registration statement and its exhibits from the SEC as indicated above or from us.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. We incorporate by reference in this prospectus supplement the documents set forth below that have been previously filed with the SEC (excluding any portions of such documents that have been furnished, rather than filed, pursuant to SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021, June 30, 2021 and September 30, 2021;

•	our Current Reports on Form 8-K filed on January 4, 2021, January 8, 2021, February 8, 2021, February 22, 2021, March 25, 2021, July 1, 2021, and August 20, 2021;

•	our revised definitive proxy statement on Schedule 14A filed on June 3, 2021; and

•

the description of our Ordinary Shares contained in our Registration Statement on Form 8-A filed on February  9, 2017, as amended by the description of our Ordinary Shares contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2019, including all amendments and reports filed for the purpose of updating such description.

Any reports filed by us with the SEC after the date of this prospectus supplement until the completion of the offering will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus. However, we are not incorporating by reference any information provided in these documents that is described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items.

We will provide, without charge, to each person to whom a copy of this prospectus supplement has been delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than certain exhibits to such documents not specifically incorporated by reference). Requests for such copies should be directed to:

Playa Hotels & Resorts N.V.

1560 Sawgrass Corporate Parkway,

Suite 310

Fort Lauderdale, FL 33323

Attn: General Counsel

Phone: (954) 453-3100

PROSPECTUS

62,260,534 Shares

PLAYA HOTELS & RESORTS N.V.

Ordinary Shares

The Selling Shareholders named in this prospectus (the “Selling Shareholders”) may offer and sell from time to time up to 62,260,534 of our ordinary shares, par value €0.10 per share (“Ordinary Shares”), covered by this prospectus, which consists of:

•	up to 57,156,272 of our Ordinary Shares that are currently issued and outstanding (the “Private Placement Shares”);

•

up to 3,000,000 of our Ordinary Shares (the “Earnout Warrant Shares”) that are issuable upon exercise of certain outstanding warrants (the “Earnout Warrants”) issued in a private placement in connection with the business combination (the “Business Combination”) between us, Pace Holdings Corp. (“Pace”) and Playa Hotels & Resorts B.V. (our “Predecessor”); and

•	up to 2,104,262 of our Ordinary Shares issued to certain of the Selling Shareholders in the Warrant Exchange (the “Warrant Exchange Shares”).

We refer to the Private Placement Shares, the Earnout Warrant Shares and the Warrant Exchange Shares collectively as the “Resale Shares.”

We will not receive any proceeds from the sale of the Resale Shares by the Selling Shareholders pursuant to this prospectus. We are paying the cost of registering the offerings covered by this prospectus as well as various related expenses. The Selling Shareholders are responsible for all discounts, selling commissions and other costs related to the offer and sale of their Resale Shares. If required, the number of Resale Shares to be sold, the public offering price of those Resale Shares, the names of any broker-dealers and any applicable commission or discount will be included in a supplement to this prospectus.

Our registration of the securities covered by this prospectus does not mean that the Selling Shareholders will offer or sell all or any of the Resale Shares. The Selling Shareholders may sell the Ordinary Shares covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Shareholders may sell such Ordinary Shares in the section entitled “Plan of Distribution.”

Our Ordinary Shares are traded on the NASDAQ Capital Market (“NASDAQ”) under the symbol “PLYA.” On April 5, 2018, the last reported sales price of our Ordinary Shares was $10.90 per share.

An investment in our securities involves risks. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 6, 2018.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made in this prospectus constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect our current views with respect to, among other things, our capital resources, portfolio performance and results of operations. Likewise, our consolidated financial statements and all of our statements regarding anticipated growth in our operations, anticipated market conditions, demographics and results of operations are forward-looking statements. In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases.

The forward-looking statements contained in this prospectus reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	general economic uncertainty and the effect of general economic conditions on the lodging industry in particular;

•	the popularity of the all-inclusive resort model, particularly in the luxury segment of the resort market;

•	the success and continuation of our relationship with Hyatt;

•	the volatility of currency exchange rates;

•

the success of our branding or rebranding initiatives with our current portfolio and resorts that may be acquired in the future, including the rebranding of two of our resorts under the new all-inclusive “Panama Jack” brand;

•	our failure to successfully complete expansion, repair and renovation projects in the timeframes and at the costs anticipated;

•	our failure to consummate or delay in consummating the Sagicor Contribution, as defined in our Annual Report on Form 10-K for the year ended December 31, 2017;

•	significant increases in construction and development costs;

•	our ability to obtain and maintain financing arrangements on attractive terms;

•	the impact of and changes in governmental regulations or the enforcement thereof, tax laws and rates, accounting guidance and similar matters in regions in which we operate;

•

the effectiveness of our internal controls and our corporate policies and procedures and the success and timing of the remediation efforts for the material weaknesses that we identified in our internal control over financial reporting;

•	changes in personnel and availability of qualified personnel;

•	environmental uncertainties and risks related to adverse weather conditions and natural disasters;

•	dependence on third parties to provide Internet, telecommunications and network connectivity to our data centers;

•	the volatility of the market price and liquidity of our Ordinary Shares;

•	the increasingly competitive environment in which we operate; and

•	other risks and uncertainties set forth in the “Risk Factors” section of this prospectus or incorporated by reference into this prospectus.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Playa Hotels & Resorts N.V. (the “Company”) disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this prospectus, except as required by applicable law. For a further discussion of these and other factors that could cause our future results, performance or transactions to differ significantly from those expressed in any forward-looking statement, please see the section entitled “Risk Factors.” You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements).

You should read this prospectus and the documents that we incorporate by reference into this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

FREQUENTLY USED TERMS

In this prospectus:

“Articles of Association” means the articles of association of the Company as most recently amended on March 11, 2017 effective as of March 12, 2017.

“Board” means the board of directors of Playa Hotels & Resorts N.V.

“Business Combination” refers to the business combination between us, Pace, New Pace Holdings Corp. and our Predecessor completed on March 11, 2017.

“Cabana” means, collectively, Cabana Investors B.V., a Dutch private limited liability company, and Playa Four Pack, L.L.C., a Delaware limited liability company, each of which is an affiliate of Farallon.

“Farallon” or “FCM” means Farallon Capital Management, L.L.C.

“General Meeting” means the general meeting of shareholders of the Company.

“HI Holdings Playa” means HI Holdings Playa B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) and an affiliate of Hyatt Hotels Corporation.

“Hyatt” means Hyatt Hotels Corporation and its affiliates.

“NASDAQ” means the NASDAQ Capital Market.

“Ordinary Shares” means the ordinary shares, with a nominal value of €0.10 per share, of Playa Hotels & Resorts N.V.

“Pace” means Pace Holdings Corp. (f/k/a Paceline Holdings Corp.), a Cayman Islands exempted company.

“Pace Sponsor” means TPG Pace Sponsor, LLC, a Cayman Islands limited liability company and an affiliate of TPG.

“Predecessor” means Playa Hotels & Resorts B.V.

“TPG” means TPG Global, LLC and its affiliates.

SUMMARY

In this prospectus, unless otherwise stated, the terms “the Company,” “Playa,” “we,” “us” or “our” refer to Playa Hotels & Resorts N.V.

The Company

We are a leading owner, operator, manager and developer of all-inclusive resorts in prime beachfront locations in popular vacation destinations in Mexico and the Caribbean. As of December 31, 2017, we owned a portfolio consisting of 13 resorts (6,130 rooms) located in Mexico, the Dominican Republic and Jamaica and managed one resort (184 rooms) owned by a third party, located in the Dominican Republic. We believe that the resorts we own, as well as the resort we manage, are among the finest all-inclusive resorts in the markets they serve. All of our resorts offer guests luxury accommodations, noteworthy architecture, extensive on-site activities and multiple food and beverage options. Our guests also have the opportunity to purchase upgrades from us such as premium rooms, dining experiences, wines and spirits and spa packages.

This Offering

Issuer:	Playa Hotels & Resorts N.V.

Resale Shares being offered by the Selling Shareholders:	Up to an aggregate of 62,260,534 Resale Shares, which consists of: up to 57,156,272 Private Placement Shares; up to 3,000,000 Earnout Warrant Shares; and up to 2,104,262 Warrant Exchange Shares.

Use of Proceeds:	The Selling Shareholders will receive all of the net proceeds from the sale of the Resale Shares. We will not receive any proceeds from the sale of the Resale Shares.

Shares of Ordinary Shares outstanding as of April 5, 2018	110,346,396

Market for our common stock:	Our Ordinary Shares are currently listed on the NASDAQ Capital Market.

NASDAQ Ticker Symbol	“PLYA”

RISK FACTORS

An investment in our securities involves risks. Before you invest in our securities, you should carefully consider the risk factors described under “Item IA. Risk Factors” of our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and those that may be included in the applicable prospectus supplement, as well as risks described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and cautionary notes regarding forward-looking statements included or incorporated by reference herein, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference.

If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially adversely affected. In that case, our ability to pay interest on, or the principal of, any debt securities, may be reduced, the trading price of our securities could decline and you could lose all or part of your investment.

USE OF PROCEEDS

All of the Resale Shares offered and sold by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Shareholders in disposing of the Resale Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, and fees and expenses of our counsel and our independent registered public accountants.

SELLING SHAREHOLDERS

On March 11, 2017, we consummated the Business Combination. In connection with the Business Combination, we, among other things, (i) issued 5,064,654 Ordinary Shares as consideration to certain former shareholders of Pace that invested in Pace through a private placement pursuant to a subscription agreement entered into prior to the consummation of the Business Combination, (ii) sold 82,751 Ordinary Shares to our Predecessor’s employees, their family members and persons with business relationships with our Predecessor in a private placement, which offering closed immediately after the consummation of the Business Combination, (iii) issued 50,481,822 Ordinary Shares as consideration to the former shareholders of our Predecessor; (iv) issued 7,500,000 Ordinary Shares as consideration to Pace Sponsor and other affiliates of TPG; (v) issued 14,666,667 Founder Warrants as consideration to Pace Sponsor, (vi) issued 7,333,333 Founder Warrants as consideration to the former shareholders of our Predecessor, (vii) issued each former shareholder of our Predecessor its pro rata share of 1,000,000 warrants to purchase Ordinary Shares (“Earnout Warrants”), and (viii) issued Pace Sponsor 2,000,000 Earnout Warrants.

On May 22, 2017, we commenced an offer to exchange 0.1 Ordinary Shares for each outstanding Business Combination Warrant and Founder Warrant, up to a maximum of 67,000,000 warrants (the “Warrant Exchange”). On June 23, 2017, a total of 65,933,459 warrants were tendered in the Warrant Exchange resulting in the issuance of 6,593,321 Ordinary Shares, including the issuance of 2,104,262 Ordinary Shares to certain of the Selling Shareholders that may be considered to be “affiliates” of the Company, as that term is defined under Rule 405 of the Securities Act (the “Affiliates”), and the cash settlement of fractional shares. After the completion of the Warrant Exchange, 1,066,541 Business Combination Warrants remained outstanding, which were exchanged for 95,988 ordinary shares on July 17, 2017 at an exchange of 0.09 ordinary share per Business Combination Warrant pursuant to a mandatory exchange provision added to the terms of the Business Combination Warrants and Founder Warrants in connection with the Warrant Exchange. There were no cash proceeds to the Company from the exchange transaction.

This prospectus relates to the resale by the Selling Shareholders of up to 62,260,534 shares of our Ordinary Shares covered by this prospectus, which consists of the Ordinary Shares issued in the private placements described in the preceding paragraph, the Ordinary Shares that may be issued upon exercise of the Earnout Warrants, and the Ordinary Shares issued to our Affiliates in the Warrant Exchange. The Selling Shareholders may from time to time offer and sell any or all of the Ordinary Shares set forth below pursuant to this prospectus, except that Bruce Wardinski, as Chairman and Chief Executive Officer, is required to own shares equal in value to at least five times his base salary. David Camhi, as a named executive officer, is required to own shares equal to at least three times his base salary. Each of Mr. Wardinski and Mr. Camhi must comply with this ownership requirement within five years of the closing of the Business Combination. Tom Klein and Karl Peterson are required to hold Ordinary Shares equal in value to five times his base retainer as a non-executive director of the Playa Board of $60,000 within five years after the consummation of the Business Combination and hold Ordinary Shares at this level while serving as a director of the Playa Board. When we refer to the “Selling Shareholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Shareholders’ interest in our Ordinary Shares other than through a public sale.

The following table sets forth the name of the Selling Shareholders for which we are registering Ordinary Shares for resale to the public, based on information provided to us by the Selling Shareholders at the time of the private placement and information provided to us by the warrant agent at the time of the Warrant Exchange, and the aggregate principal amount that the Selling Shareholders may offer pursuant to this prospectus. In calculating the percentage of Ordinary Shares owned by a particular holder, we treated as outstanding the number of Ordinary Shares issuable upon exercise of that particular holder’s warrants as of April 5, 2018, if any, and did not assume exercise of any other holder’s warrants.

We cannot advise you as to whether the Selling Shareholders will in fact sell any or all of such Ordinary Shares. In addition, the Selling Shareholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Ordinary Shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus.

Selling Shareholder information for each additional Selling Shareholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Shareholder’s shares pursuant to this prospectus. Any prospectus supplement may update, substitute, or change the information contained in this prospectus, including the identity of each Selling Shareholder and the number of shares registered on its behalf. A Selling Shareholder may sell all, some or none of such shares in this offering. See the section entitled “Plan of Distribution.”

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Before the Offering	Maximum Number of Ordinary Shares to be Sold Hereunder	Ordinary Shares Beneficially Owned After the Sale of the Maximum Number of Ordinary Shares	Percentage Beneficially Owned After the Sale of the Maximum Number of Ordinary Shares (1)
Playa Private Placement (2)(3)
Hasnat Ahmad	2,072	2,072	0	0%
Dayna Blank	2,590	2,590	0	0%
Brandon B. Buhler (4)	500	500	0	0%
Karen Callahan	350	350	0	0%
David Camhi (5)	5,181	5,181	0	0%
Hongli Cao	6,000	6,000	0	0%
Jose Maria Ribas Conrado	2,072	2,072	0	0%
Rose Cosentino	2,000	2,000	0	0%
Andrea Couttenye	500	500	0	0%
Alexandre Marie Yves Bernard de Brouwer	2,590	2,590	0	0%
Rogerio Rodrigues Diogo	5,200	5,200	0	0%
Daniela Glikman & Ariel M.E. Amiras	400	400	0	0%
Hugh Goodwin	2,590	2,590	0	0%
Hyosoon Kang	1,000	1,000	0	0%
Doug Knapp	525	525	0	0%
Monica Lobo	1,000	1,000	0	0%
Antonio Machain Ibarra	100	100	0	0%
Fernando Mulet	1,036	1,036	0	0%
Tricia Roddy	3,990	3,990	0	0%
Francisco Javier Silva Meana	1,036	1,036	0	0%
Eric L.W. Stewart & Pilar Arizmendi-Stewart	5,000	5,000	0	0%
Howard Tanenbaum	350	350	0	0%
Marcela Tobon Rivera	520	520	0	0%
Teewinot Partners, L.P.	35,631	35,631	0	0%
Nancy Wilkins	518	518	0	0%
Pace Private Placement (3)
Whitespruce Fund, LP	80,262	57,460	22,802	0.02%
Bluespruce Master Fund, LP	3,335,042	2,533,290	801,752	0.73%
Tom Klein (6)	165,445	155,445	10,000	0.01%
Gary Kusin & Karleen Kusin	25,907	25,907	0	0%
Equity Trust Company, Custodian FBO: Donald J. McNamara	25,907	25,907	0	0%
Bonderman Family Limited Partnership	300,000	300,000	0	0%
CFIP IV (LS), LLC	200,000	200,000	0	0%
East Creek Investments, L.P.	100,000	100,000	0	0%
John M. Scott III Revocable Trust	25,907	25,907	0	0%
Peterson Capital Partners LP. (7)	300,000	300,000	0	0%
Overton Park Partners II, L.P.	20,000	20,000	0	0%
James McKee	51,815	51,815	0	0%
William A. Franke	207,260	207,260	0	0%
JKCC Holdings, LLC	103,630	103,630	0	0%
Lucca Trust	10,363	10,363	0	0%

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Before the Offering	Maximum Number of Ordinary Shares to be Sold Hereunder	Ordinary Shares Beneficially Owned After the Sale of the Maximum Number of Ordinary Shares	Percentage Beneficially Owned After the Sale of the Maximum Number of Ordinary Shares (1)
Barnaby M. Harford Revocable Trust	51,815	51,815	0	0%
2014 Eli J. Fonseca Trust	34,543	34,543	0	0%
2014 Isabella H. Fonseca Trust	34,543	34,543	0	0%
Roger Edward Tamraz	5,000	5,000	0	0%
Her Majesty the Queen in Right of Alberta	1,611,040	777,225	833,815	0.76%
Dirk Eller	10,000	10,000	0	0%
2014 Sophia E. Fonseca Trust	34,544	34,544	0	0%

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Before the Offering	Maximum Number of Ordinary Shares to be Sold Hereunder	Ordinary Shares Beneficially Owned After the Sale of the Maximum Number of Ordinary Shares	Percentage Beneficially Owned After the Sale of the Maximum Number of Ordinary Shares
Playa Common Shareholders(3)
Cabana Investors B.V.	29,332,027	29,332,027	0	0%
Playa Four Pack, L.L.C.	1,872,518	1,872,518	0	0%
HI Holdings Playa B.V.	12,380,731	12,380,731	0	0%
PHR Investments S.À R.L.	118,319	118,319	0	0%
QCF (A), LLC	638,594	638,594	0	0%
Bruce D. Wardinski (8)	1,813,242	1,813,242	0	0%
Pace Sponsor and Affiliates(3)
TPG PACE Sponsor, LLC	10,806,666	10,806,666	0	0%
Chad Leat	40,000	40,000	0	0%
Kneeland Youngblood	40,000	40,000	0	0%
Paul Walsh	40,000	40,000	0	0%
Robert Suss	40,000	40,000	0	0%

(1)	Based upon 110,346,396 Ordinary Shares outstanding as of April 5, 2018.
(2)

Each individual listed under Playa Private Placement had, as of the time of the private placement, a relationship with the Company as either an employee, family member of an employee or person with a business relationship with the Company.

(3)

The Ordinary Shares registered for sale include Private Placement Shares and Earnout Warrant Shares only. We do not know when or in what amounts the Selling Shareholders will offer Resale Shares for sale, if at all. The Selling Shareholders may sell any or all of the Resale Shares included in and offered by this prospectus. We cannot estimate the number of Resale Shares that will be held by the Selling Shareholders after completion of the offering. However, for purposes of this table, we have assumed that after completion of the offering all of the Resale Shares will have been sold by the Selling Shareholders. The percentage of shares to be beneficially owned after completion of the offering is calculated on the basis of 110,346,396 Ordinary Shares outstanding as of April 5, 2018, assuming the sale of all Resale Shares by the Selling Shareholders.

(4)	Brandon B. Buhler is the Chief Accounting Officer of the Company.
(5)	David Camhi is the General Counsel of the Company.
(6)	Tom Klein serves as a director on the Company’s Board.
(7)	Karl Peterson, who serves as a director on the Company’s Board, beneficially owns the shares held by Peterson Capital Partners LP.
(8)	Bruce D. Wardinski is the Chairman and Chief Executive Officer of the Company.

DESCRIPTION OF CAPITAL STOCK

The following includes a description of the material terms of our Articles of Association and of applicable Dutch law. The description is qualified in its entirety by reference to the complete text of our Articles of Association, which is incorporated by reference as an exhibit to this prospectus. We urge you to read the full text of our Articles of Association.

Share Capital

Authorized Share Capital

Under Dutch law, the authorized share capital is the maximum capital that we may issue without amending our Articles of Association and may be a maximum of five times the issued capital. We have authorized 500,000,000 Ordinary Shares with a nominal value of €0.10 per share. Our outstanding Ordinary Shares are duly authorized, validly issued, fully paid and non-assessable. As of April 5, 2018, there were 110,346,396 Ordinary Shares outstanding, held of record by approximately 50 shareholders of record, which does not include Depository Trust Company participants or beneficial owners holding shares through nominee names, and 3,000,000 Earnout Warrants outstanding held of record by approximately 6 holders of warrants. Such numbers do not include Depository Trust Company participants or beneficial owners holding shares through nominee names.

Issuance of Shares

Under Dutch law, shares are issued and rights to subscribe for shares are granted pursuant to a resolution of the General Meeting. Our Articles of Association provide that the General Meeting may only adopt such resolution with at least two-thirds of the votes cast, unless such resolution is passed at the proposal of our Board. The General Meeting may authorize our Board to issue new shares or grant rights to subscribe for shares, following a proposal by our Board or—absent such proposal—by the General Meeting with at least two-thirds of the votes cast. The authorization can be granted and extended, in each case for a period not exceeding five years. For as long as, and to the extent, that such authorization is effective, the General Meeting will not have the power to issue shares and rights to subscribe for shares.

The General Meeting adopted a resolution on March 10, 2017, effective as of March 12, 2017, pursuant to which our Board is irrevocably authorized to, for a period of five years from the date of the resolution, issue shares and grant rights to subscribe for shares in the form of Ordinary Shares up to the amount of the authorized share capital (from time to time).

Preemptive Rights

Under Dutch law, in the event of an issuance of Ordinary Shares or granting of rights to subscribe for Ordinary Shares, each shareholder will have a pro rata preemptive right in proportion to the aggregate nominal value of the Ordinary Shares held by such holder (unless limited as described herein). A holder of Ordinary Shares does not have a preemptive right with respect to the issuance of, or granting of rights to subscribe for: (i) Ordinary Shares for consideration other than cash; (ii) Ordinary Shares to our employees or employees of one of our group companies; or (iii) shares issued upon the exercise of previously granted rights to subscribe for shares.

The preemptive rights in respect of newly issued Ordinary Shares may be restricted or excluded by a resolution of the General Meeting with at least two-thirds of the votes cast, unless such resolution is passed at the proposal of our Board. Such authorization for our Board can be granted and extended, in each case for a period not exceeding five years. For as long as, and to the extent that, such authorization is effective, the General Meeting will not have the power to limit or exclude preemptive rights and such authorization may not be revoked unless stipulated otherwise in the authorization. A resolution of the General Meeting to limit or exclude the preemptive rights, or to designate our Board as the authorized body to do so, requires a majority of the votes cast at a General Meeting if at least half of the issued share capital is represented at the meeting (and the resolution is proposed by our Board) or at least two thirds of the votes cast at the General Meeting if less than half of the issued share capital is represented at the meeting (and/or if the resolution is no proposed by our Board).

Also on March 10, 2017 (effective as of March 12, 2017), the General Meeting adopted a resolution authorizing our Board to limit or exclude the preemptive rights of our shareholders for a period of five years from the date of such resolution. At annual General Meetings to be held in the future, our Board may place on the agenda a proposal to re-authorize our Board to issue new shares, grant rights to subscribe for shares or limit or exclude preemptive rights for newly issued Ordinary Shares, each as described above, for a period of five years from the date of such annual General Meeting.

Transfer of Shares

Transfers of registered shares (other than in book-entry form) require a written deed of transfer and, unless we are a party to the deed of transfer, an acknowledgement by or proper service upon us to be effective. However, for as long as any of our Ordinary Shares are listed on the New York Stock Exchange, the NASDAQ or on any other stock exchange operating in the United States of America, the laws of the State of New York shall apply to the property law aspects of the shares reflected in the register administered by the relevant transfer agent, and the previous sentence will not apply. All Ordinary Shares registered pursuant to this prospectus will be freely tradable.

Form of Shares

Pursuant to our Articles of Association, Ordinary Shares are registered shares, although our Board may resolve that one or more shares are bearer shares, represented by physical share certificates.

Repurchase of Ordinary Shares

Under Dutch law, we may not subscribe for newly issued shares in our own capital. We may acquire our Ordinary Shares, subject to applicable provisions and restrictions of Dutch law and our Articles of Association, to the extent that:

•	such shares are fully paid-up;

•

such shares are acquired for no valuable consideration or, provided that the General Meeting has authorized our Board for this purpose, such repurchase would not cause our shareholders’ equity to fall below an amount equal to the sum of the paid-up and called-up part of the issued share capital and the reserves we are required to maintain pursuant to Dutch law or our Articles of Association; and

•

immediately after the acquisition of such shares, we and our subsidiaries would not hold, or would not hold as pledgees, shares having an aggregate nominal value that exceeds 50% of our issued share capital.

Other than shares acquired for no valuable consideration or under universal title of succession (onder algemene titel) (e.g., through a merger or spin off) under statutory Dutch or other law, we may acquire shares only if the General Meeting has authorized our Board to do so. An authorization by the General Meeting for the acquisition of shares can be granted for a maximum period of 18 months. Such authorization must specify the number of shares that may be acquired, the manner in which these shares may be acquired and the price range within which the shares may be acquired. No authorization of the General Meeting is required if Ordinary Shares are acquired by us on the NASDAQ with the intention of transferring such Ordinary Shares to our employees or employees of a group company pursuant to an arrangement applicable to them. For each annual General Meeting, we expect that our Board will place on the agenda a proposal to re-authorize our Board to repurchase shares for a period of 18 months from the date of the resolution. We cannot derive any right to any distribution from shares acquired by us.

The General Meeting adopted a resolution on March 10, 2017 (effective as of March 12, 2017) to authorize our Board for a period of 18 months to resolve for us to acquire fully paid-up Ordinary Shares (and depository receipts for Ordinary Shares), by any means, including through derivative products, purchases on a stock exchange, private purchases, block trades, or otherwise, for a price between EUR 0.01 and the average market price of the Ordinary Shares on the NASDAQ (such average market price being calculated on the basis of the average closing price on each of the five consecutive trading days preceding the three trading days prior to the date of acquisition), up to 25% of the Ordinary Shares comprised in our issued share capital (determined as at the first date of trading of the Ordinary Shares on the NASDAQ.

Capital Reduction

At a General Meeting, our shareholders may, with at least two-thirds of the votes cast, unless such resolution is passed at the proposal of our Board (or if less than half of our issued share capital is represented at the General Meeting), resolve to reduce our issued share capital by (i) cancelling shares or (ii) reducing the nominal value of the shares by amending our Articles of Association. In either case, this reduction would be subject to applicable statutory provisions. A resolution to cancel shares may only relate to shares held by us or in respect of which we hold the depository receipts.

A reduction of the nominal value of shares without repayment and without release from the obligation to pay up the shares must be effectuated proportionally on shares of the same class (unless all affected shareholders agree to a disproportional reduction).

A resolution that would result in a reduction of capital requires approval by a majority of the votes cast of each group of shareholders of the same class whose rights are prejudiced by the reduction. In addition, a reduction of capital involves a two-month waiting period during which creditors have the right to object to a reduction of capital under specified circumstances.

General Meeting of Shareholders and Voting Rights

General Meeting of Shareholders

Our General Meetings are held in Amsterdam, Rotterdam, The Hague, Utrecht, or at Schiphol Airport (in the municipality of Haarlemmermeer), the Netherlands. All of our shareholders and others entitled to attend the General Meetings are authorized to address the meeting and, insofar as they have such right, to vote, either in person or by proxy.

We shall hold at least one General Meeting each year, to be held within six months after the end of our fiscal year. A General Meeting shall also be held within three months after our Board has determined it to be likely that our equity has decreased to an amount equal to or lower than half of our paid up and called up capital, in order to discuss the measures to be taken if so required. If our Board fails to hold such General Meeting in a timely manner, each shareholder and other person entitled to attend the General Meeting may be authorized by the Dutch court to convene the General Meeting.

Our Board and/or Chairman and Chief Executive Officer may convene additional extraordinary general meetings of shareholders whenever they so decide, subject to the notice requirements described below. Pursuant to Dutch law, one or more shareholders and/or others entitled to attend general meetings of shareholders, alone or jointly representing at least 10% of our issued share capital, may on their application be authorized by the Dutch court to convene a General Meeting. The Dutch court will disallow the application if (1) the applicants have not previously requested in writing that our Board convenes a shareholders’ meeting or (2) our Board has taken the necessary steps so that the shareholders’ meeting could be held within six weeks after such request.

The General Meeting is convened by a notice, which includes an agenda stating the items to be discussed and the location and time of the General Meeting. For the annual General Meeting the agenda will include, among other things, the adoption of our annual accounts, the appropriation of our profits or losses and proposals relating to the composition of and filling of any vacancies on our Board. In addition, the agenda for a General Meeting includes such additional items as determined by our Board. Pursuant to Dutch law, one or more shareholders and/or others entitled to attend general meetings of shareholders, alone or jointly representing at least 3% of the issued share capital, have the right to request the inclusion of additional items on the agenda of shareholders’ meetings. Such requests must be made in writing, and may include a proposal for a shareholder resolution, and must be received by us no later than on the 60th day before the day the relevant shareholder meeting is held. No resolutions will be adopted on items other than those which have been included in the agenda. Moreover, in certain circumstances, agenda items require a prior board proposal or two-thirds of the votes cast for adoption (e.g., an amendment of our Articles of Association, the issuance of shares or the granting of rights to subscribe for shares, the limitation or exclusion of preemptive rights, the reduction of our issued share capital, payments of dividends, the application for bankruptcy and a merger or demerger of us).

In accordance with the DCGC, shareholders are expected to exercise the right of requesting the convening of a General Meeting of shareholders or of putting an item on the agenda only after consulting our Board in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in the company’s strategy (e.g., the removal of directors), our Board should be given the opportunity to invoke a reasonable response time of up to 180 days from the moment our Board is informed of the intentions of the shareholder(s) concerned. Our Board should use this period for further deliberation, constructive consultation (in any event with the shareholder(s) who have made the request) and the exploration of alternatives. At the end of the response period, our Board should report its actions to the General Meeting. The response time may be invoked only once for any given General Meeting and may be invoked neither for an agenda item in respect of which the response period has been invoked previously nor for a General Meeting if a shareholder holds at least 75% of the Company’s issued share capital as a consequence of a successful public offer (irrespective of whether the offer was friendly or hostile).

We will give notice of each General Meeting by publication on our website and, to the extent required by applicable law, in a Dutch daily newspaper with national distribution, and in any other manner that we may be required to follow in order to comply with Dutch law and applicable stock exchange and SEC requirements. We will observe the statutory minimum convening notice period for a General Meeting. Holders of registered shares may further be provided notice of the meeting in writing at their addresses as stated in our shareholders’ register.

Pursuant to our Articles of Association, our Board may determine a record date (registratiedatum) of 28 calendar days prior to a General Meeting to establish which shareholders and others with meeting rights are entitled to attend and, if applicable, vote at the General Meeting. The record date, if any, and the manner in which shareholders can register and exercise their rights will be set out in the notice of the General Meeting. Our Articles of Association provide that a shareholder must notify us in writing of his or her identity and his or her intention to attend (or be represented at) the General Meeting, such notice to be received by us on the date set by our Board in accordance with our Articles of Association and as set forth in the convening notice. If this requirement is not complied with or if upon request no proper identification is provided by any person wishing to enter the General Meeting, the chairman of the General Meeting may, in his or her sole discretion, refuse entry to the shareholder or his or her proxy holder.

Pursuant to our Articles of Association, the General Meeting is chaired by the Lead Independent Director, who is the chairman by law of our Board. If the Lead Independent Director is absent, our Chairman and Chief Executive Officer shall, if he or she is present, chair the meeting. If the Chairman and Chief Executive Officer is not present, the directors present at the meeting shall appoint one of them to be chairman. If no directors are present at the General Meeting, the General Meeting shall appoint its own chairman.

The chairman of the General Meeting may decide at his or her discretion to admit other persons to the meeting. The chairman of the General Meeting shall appoint another person present at the General Meeting to act as secretary and to record the minutes of the meeting. The chairman of the General Meeting may instruct a Dutch civil law notary to draw up a notarial report of the proceedings at our expense, in which case no minutes need to be prepared. The chairman of the General Meeting is authorized to eject any person from the General Meeting if the chairman considers that person disruptive to the orderly proceedings. The General Meeting may be conducted in any language other than the Dutch language, if so determined by the chairman of the General Meeting.

Voting Rights and Quorum

In accordance with Dutch law and our Articles of Association, each Ordinary Share confers the right on the holder thereof to cast one vote at the General Meeting. The voting rights attached to any shares held by us or our direct or indirect subsidiaries are suspended, unless the Ordinary Shares were encumbered with a right of usufruct or a pledge in favor of a party other than us or a direct or indirect subsidiary before such Ordinary Shares were acquired by us or such a subsidiary, in which case, the other party may be entitled to exercise the voting rights on the Ordinary Shares. We may not exercise voting rights for Ordinary Shares in respect of which we or a direct or indirect subsidiary has a right of usufruct or a pledge.

Voting rights may be exercised by shareholders or by a duly appointed proxy holder (the written proxy being acceptable to the chairman of the General Meeting) of a shareholder, which proxy holder need not be a shareholder. The holder of a usufruct or pledge on shares shall have the voting rights attached thereto if so provided for when the usufruct or pledge was created.

Under our Articles of Association, blank votes (votes where no choice has been made), abstentions and invalid votes shall not be counted as votes cast. However, shares in respect of which a blank vote or invalid vote has been cast and shares in respect of which the person with meeting rights who is present or represented at the meeting has abstained from voting are counted when determining the part of the issued share capital that is present or represented at a General Meeting. The chairman of the General Meeting shall determine the manner of voting and whether voting may take place by acclamation.

Resolutions of the shareholders are adopted at a General Meeting by a majority of votes cast, except where Dutch law or our Articles of Association provide for a special majority in relation to specified resolutions. Our Articles of Association do provide that resolutions at a General Meeting can only be adopted if at least one-third of the issued and outstanding shares in our capital are present or represented at such General Meeting, subject to any provision of mandatory Dutch law and any higher quorum requirement stipulated by our Articles of Association.

Subject to certain restrictions in our Articles of Association, the determination during the General Meeting made by the chairman of that General Meeting with regard to the results of a vote shall be decisive. Our Board will keep a record of the resolutions passed at each General Meeting.

Amendment of Articles of Association

At a General Meeting, at the proposal of our Board, our shareholders may resolve to amend our Articles of Association. A resolution by the shareholders to amend our Articles of Association requires a majority of the votes cast. In the absence of a proposal by our Board, the General Meeting may resolve to amend our Articles of Association with at least two-thirds of the votes cast.

Merger, Demerger and Dissolution

At the proposal of our Board, the General Meeting may resolve with a majority of the votes cast (subject to certain exceptions) or with at least two-thirds of the votes cast if there is no proposal thereto by our Board, to legally merge or demerge the Company within the meaning of Title 7, Book 2 of the Dutch Civil Code.

Our shareholders may at a General Meeting, based on a proposal by our Board, by means of a resolution passed by a majority of the votes cast, or with at least two-thirds of the votes cast if there is no proposal of our Board thereto, resolve that we will be dissolved. In the event of our dissolution, the liquidation shall be effected by our Board, unless the General Meeting decides otherwise.

In the event of a dissolution and liquidation, the assets remaining after payment of all of our debts (including any liquidation expenses) are to be distributed to the ordinary shareholders in proportion to the aggregate nominal value of their Ordinary Shares. The liquidation and all distributions referred to in this paragraph will be made in accordance with the relevant provisions of Dutch law.

Squeeze Out

A shareholder who for its own account (or together with its group companies) holds at least 95% of our issued share capital may institute proceedings against the other shareholders jointly for the transfer of their shares to the shareholder who holds such 95% majority. The proceedings are held before the Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer van het GerechtshofAmsterdam) (the “Enterprise Chamber”) and can be instituted by means of a writ of summons served upon each of the minority shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze-out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value of the shares of the minority shareholders. Once the order to transfer by the Enterprise Chamber becomes final and irrevocable, the majority shareholder that instituted the squeeze-out proceedings shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to the majority shareholder. Unless the addresses of all minority shareholders are known to the majority shareholder acquiring the shares, the majority shareholder is required to publish the same in a newspaper with a national circulation.

A shareholder that holds a majority of our issued share capital, but less than the 95% required to institute the squeeze-out proceedings described above, may seek to propose and implement one or more restructuring transactions with the objective of obtaining at least 95% of our issued share capital so the shareholder may initiate squeeze-out proceedings. Those restructuring transactions could, among other things, include a merger or demerger involving us, a contribution of cash and/or assets against issuance of shares, the issue of new shares to the majority shareholder without preemptive rights for minority shareholders or an asset sale transaction.

Depending on the circumstances, an asset sale of a Dutch public limited liability company (naamloze vennootschap) is sometimes used as a way to squeeze out minority shareholders, for example, after a successful tender offer through which a third party acquires a supermajority, but less than all, of the company’s shares. In such a scenario, the business of the target company is sold to a third party or a special purpose vehicle, followed by the liquidation of the target company. The purchase price is distributed to all shareholders in proportion to their respective shareholding as liquidation proceeds, thus separating the business from the company in which minority shareholders had an interest.

Any sale or transfer of all of our assets and our dissolution or liquidation is subject to approval by a majority of the votes cast in our General Meeting. Our Articles of Association provide that our General Meeting may only adopt such resolution upon a proposal of our Board or with at least two-thirds of the votes cast, unless such resolution is passed at the proposal of our Board.

Certain Other Major Transactions

Our Articles of Association and Dutch law provide that resolutions of our Board concerning a material change in the identity or character of the Company or its business are subject to the approval of the General Meeting. Such changes include:

•	a transfer of all or materially all of its business to a third party;

•

the entry into or termination of a long-lasting alliance of us or of a subsidiary either with another entity or company, or as a fully liable partner of a limited partnership or partnership, if this alliance or termination is of significant importance to us; and

•

the acquisition or disposition of an interest in the capital of a company by us or by our subsidiary with a value of at least one-third of the value of our assets, according to the balance sheet with explanatory notes or, if we prepare a consolidated balance sheet, according to the consolidated balance sheet with explanatory notes in our most recently adopted annual accounts.

Dividends and Other Distributions

We may only make distributions to our shareholders if the shareholders’ equity exceeds the sum of the paid-up and called-up share capital plus the reserves as required to be maintained by Dutch law or by our Articles of Association.

Any amount remaining out of distributable profits is added to our reserves as our Board determines. After reservation by our Board of any distributable profits, the shareholders, upon the proposal of our Board or with at least two-thirds of the votes cast, may declare a dividend. Our Board is permitted, subject to certain requirements, to declare interim dividends without the approval of the shareholders. Interim dividends may be declared as provided in our Articles of Association and may be distributed to the extent that the shareholders’ equity, based on interim financial statements, exceeds the paid-up and called-up share capital and the reserves that must be maintained under Dutch law or our Articles of Association. Interim dividends are deemed advances on the final dividend to be declared with respect to the fiscal year in which the interim dividends have been declared. We may reclaim any distributions, whether interim or not interim, made in contravention of certain restrictions of Dutch law from shareholders that knew or should have known that such distribution was not permissible. In addition, on the basis of Dutch case law, if after a distribution we are not able to pay our due and collectable debts, then our shareholders or directors who at the time of the distribution knew or reasonably should have foreseen that result may be liable to our creditors.

Distributions shall be payable in the currency determined by our Board at a date determined by it. Our Board will set the record date to establish which shareholders (or usufructuaries or pledgees, as the case may be) are entitled to the distribution, such date not being earlier than the date on which the distribution was announced. Claims for payment of dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse, and any such amounts will be considered to have been forfeited to us (verjaring).

We do not anticipate paying any dividends on Ordinary Shares for the foreseeable future.

Notices

We will give notice of each General Meeting by publication on our website and, to the extent required by applicable law, in a Dutch daily newspaper with national distribution, and in any other manner that we may be required to follow in order to comply with Dutch law and applicable stock exchange and SEC requirements. Holders of registered shares may further be provided notice of the meeting in writing at their addresses as stated in our shareholders’ register.

Transfer Agent

The transfer agent for our Ordinary Shares is Computershare Trust Company, N.A. Each person investing in Ordinary Shares held through The Depository Trust Company must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of Ordinary Shares.

For as long as any Ordinary Shares are listed on the NASDAQ or on any other stock exchange operating in the United States, the laws of the State of New York shall apply to the property law aspects of the Ordinary Shares reflected in the register administered by our transfer agent.

Our Ordinary Shares are listed in registered form and such Ordinary Shares, through the transfer agent, are not certificated. We have appointed Computershare Trust Company, N.A. as our agent in New York to maintain our shareholders’ register on behalf of our Board and to act as transfer agent and registrar for our Ordinary Shares. The Ordinary Shares will be traded on the NASDAQ in book-entry form.

Listing of Our Securities

Our Ordinary Shares are traded on the NASDAQ under the symbol “PLYA.”

PLAN OF DISTRIBUTION

The shares of Ordinary Shares beneficially owned by the Selling Shareholders covered by this prospectus may be offered and sold from time to time by the Selling Shareholders. The term “Selling Shareholders” includes donees, pledgees, transferees or other successors in interest selling shares received after the date of this prospectus from a Selling Shareholder as a gift, pledge, partnership distribution or other non-sale related transfer. The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made from time to time in one or more transactions at a fixed price or at prices that may be changed from time to time; at market prices prevailing at the time of sale; at prices relating to such prevailing market prices; or at negotiated prices. Any of the prices may represent a discount of then-prevailing market prices. The Selling Shareholders may sell their shares by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the NASDAQ;

•

through trading plans entered into by a Selling Shareholder pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	directly to one or more purchasers, including through a specific bidding or auction process or otherwise;

•	in options transactions;

•	through a combination of any of the above methods of sale; and

•	any other legally permitted method of sale.

The Selling Shareholders may also sell securities under Rule 144 of the Securities Act, if available, or pursuant to other available exemptions from registration requirements under the Securities Act, rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with Selling Shareholders. The Selling Shareholders may also sell the common stock short and redeliver the shares to close out such short positions. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Shareholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Shareholder or borrowed from any Selling Shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Shareholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Shareholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Shareholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Shareholders in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the Selling Shareholders and any broker-dealers who execute sales for the Selling Shareholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Shareholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Shareholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

There can be no assurance that the Selling Stockholders will sell all or any of the Ordinary Shares offered by this prospectus.

LEGAL MATTERS

Certain legal matters with respect to U.S. federal law in connection with this offering will be passed upon for us by Hogan Lovells US LLP. The validity of the Ordinary Shares covered by this prospectus has been passed upon for us by NautaDutilh N.V.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and are required to file annual, quarterly and special reports with the SEC. You may read and copy any of these documents at the SEC public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. You may telephone the SEC at 1-800-SEC-0330 for further information on SEC public reference facilities. The SEC also maintains a website at https://www.sec.gov that contains the reports, proxy and information statements and other information that we and other registrants file electronically with the SEC.

Our website address is www.playaresorts.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D and 13G with respect to our securities filed on behalf of certain shareholders and our directors and our executive officers; and amendments to those documents.

This prospectus is a part of a registration statement on Form S-3 filed with the SEC to register offers and sales of the securities described in this prospectus under the Securities Act of 1933, as amended. The registration statement contains additional information about us and the securities. You may obtain the registration statement and its exhibits from the SEC as indicated above or from us.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement and any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. However, we are not incorporating by reference any information provided in these documents that is described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or, except as specifically provided below, furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items.

We incorporate by reference in this prospectus the documents set forth below that have been previously filed with the SEC as well as any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of this offering; provided, however, that, except as specifically provided below, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

•	our Current Report on Form 8-K filed on February 27, 2018 and March 23, 2018; and

•

the description of our Ordinary Shares contained in our Registration Statement on Form 8-A filed on February 9, 2017, including all amendments and reports filed for the purpose of updating such description.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than certain exhibits to such documents not specifically incorporated by reference). Requests for such copies should be directed to:

Playa Hotels & Resorts N.V.

1560 Sawgrass Corporate Parkway,

Suite 310

Fort Lauderdale, FL 33323

Attn: General Counsel

Phone: (954) 453-1696

8,352,553 Shares

PLAYA HOTELS & RESORTS N.V.

Ordinary Shares

PROSPECTUS SUPPLEMENT

BofA Securities

November     , 2021